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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                              Ceres Group, Inc.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               XXXXXXXXXXXXXXXX
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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                                  [CERES LOGO]
                                     CERES
                                  group, inc.






        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 27, 2000
              AND NOTICE OF STOCKHOLDER ACTIONS BY WRITTEN CONSENT

         Notice is hereby given that the 2000 Annual Meeting of Stockholders of Ceres Group, Inc. will be held at 17800 Royalton Road, Cleveland, Ohio, on Tuesday, June 27, 2000, at 10:00 a.m., local time, for the following purposes:

         1. To elect nine directors to hold office until the next annual election of directors and until their successors are elected and qualified (Proposal 1);

         2. To consider and vote upon a proposal to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock (Proposal 2);

         3. To consider and vote upon a proposal to amend our 1998 Key Employee Share Incentive Plan (Proposal 3);

         4. To consider and vote upon a proposal to approve our 2000 Employee Stock Purchase Plan (Proposal 4);

         5. To ratify the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2000 (Proposal 5); and

         6. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

         Notice is also hereby given that on April 14, 2000, holders of a majority of shares of our outstanding common stock approved, by written consent, an amendment to our Certificate of Incorporation to provide for convertible voting preferred stock, and our intention to sell, in private placements, shares of our common stock and convertible voting preferred stock to provide funds for the acquisition of The Pyramid Life Insurance Company.

         Only stockholders of record at the close of business on April 28, 2000, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                             By order of the Board of Directors.

                                             /s/ Linda S. Standish

                                             LINDA S. STANDISH, Secretary
May 1, 2000

                                CERES GROUP, INC.

                                  -------------

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies for use at the 2000 Annual Meeting of Stockholders of Ceres Group, Inc., a Delaware corporation, to be held on Tuesday, June 27, 2000.

         This Proxy Statement and the accompanying notice and proxy card, together with our annual report to stockholders on Form 10-K for the year ended December 31, 1999, will first be sent to stockholders on or about May 1, 2000.

                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------


Q:       WHEN AND WHERE IS THE ANNUAL MEETING?
A: Our 2000 Annual Meeting of Stockholders will be held on Tuesday, June 27, 2000 at 10:00 a.m. local time at 17800 Royalton Road, Cleveland, Ohio 44136.

--------------------------------------------------------------------------------


Q:       WHAT ARE STOCKHOLDERS VOTING ON?
A:        -    Election of nine directors (Andrew A. Boemi, Michael A. Cavataio,
               Bradley E. Cooper, Susan S. Fleming, Rodney L. Hale, Peter W.
               Nauert, William J. Ruh, Robert A. Spass and Mark H. Tabak).

          - Approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock.

          - Approval of an amendment to our 1998 Key Employee Share Incentive Plan.

          -    Approval of the Ceres Group, Inc. 2000 Employee Stock Purchase
               Plan.

          - Ratification of the appointment of Ernst & Young LLP as our independent accountants.

          If a proposal other than the five listed above is presented at the annual meeting, your signed proxy card gives authority to Charles E. Miller, Jr. and Glen A. Laffoon to vote on any additional proposal.

--------------------------------------------------------------------------------


Q:       WHO IS ENTITLED TO VOTE?
A: Stockholders as of the close of business on April 28, 2000, the record date, are entitled to vote at the annual meeting. Each share of our common stock, par value $0.001 per share, is entitled to one vote.

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



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Q:       HOW DO STOCKHOLDERS VOTE?
A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the five proposals. You have the right to revoke your proxy any time before the meeting by:

               -    notifying our Corporate Secretary,
               -    voting in person, or
               -    returning a later-dated proxy card.

         If you return your signed proxy card, but do not indicate your voting preferences, Charles E. Miller, Jr. and Glen A. Laffoon will vote FOR the five proposals on your behalf.

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Q:       WHO WILL COUNT THE VOTE?
A: Representatives of National City Bank, our transfer agent, will tabulate the votes. Marlayna J. Jeanclerc and Linda S. Standish will act as inspectors of election.

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Q:       WHAT SHARES ARE INCLUDED IN THE PROXY CARD?
A: The number of shares printed on your proxy card represent all your shares, including those shares in our Dividend Reinvestment Plan. If you are an employee of Central Reserve Life Insurance Company or Continental General Insurance Company, the shares in your 401(k) savings plan will be voted in accordance with your instructions, if indicated. If your proxy card is signed, but does not indicate your voting preferences, we have been advised by the 401(k) plan administrator and the plan trustee that your shares will be voted in favor of each of the nominated directors and each of the other four proposals.

--------------------------------------------------------------------------------


Q:       WHAT DOES IT MEAN IF A STOCKHOLDER GETS MORE THAN ONE PROXY CARD?
A: Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. To provide better stockholder services, we encourage you to have all accounts registered in the same name and address. You may do this by contacting our transfer agent, National City Bank at 800-622-6757.

--------------------------------------------------------------------------------


Q:       WHAT CONSTITUTES A QUORUM?
A: As of the record date, 13,707,573 shares of our common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of adopting proposals at the annual meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the annual meeting and you abstain, your abstention will have the same effect as a vote against such proposal. "Broker non-votes" will not be part of the voting power present, but will be counted to determine whether or not a quorum is present.




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



         A "broker non-vote" occurs when a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

--------------------------------------------------------------------------------

Q:       WHO CAN ATTEND THE ANNUAL MEETING?
A:       All stockholders as of the record date, April 28, 2000, can attend.

--------------------------------------------------------------------------------


Q:       WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND EXECUTIVE OFFICERS OWN?
A: Together, as of April 28, 2000, they beneficially own approximately 21.9% of our common stock. (See page 38 for more details.)

--------------------------------------------------------------------------------


Q:       WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?
A:       -    International Managed Care, LLC and International Managed Care
         (Bermuda), L.P. beneficially own 7,748,184 shares of our common stock, or 48.8%, as of the record date.

         - Peter W. Nauert, our Chairman of the Board, Chief Executive Officer and President, beneficially owns 2,553,239 shares of our common stock, or 17.0%, as of the record date.

--------------------------------------------------------------------------------


Q:       WHEN IS A STOCKHOLDER PROPOSAL DUE FOR THE NEXT ANNUAL MEETING?
A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by January 1, 2001 to Linda S. Standish, Secretary, Ceres Group, Inc., 17800 Royalton Road, Cleveland, Ohio 44136, and must be in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. See page 43 for more details.

--------------------------------------------------------------------------------


Q:       HOW DOES A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF CERES?
A: Any stockholder may recommend any person as a nominee for director by writing to the Chairman of the Executive Committee, c/o Ceres Group, Inc., 17800 Royalton Road, Cleveland, Ohio 44136. Recommendations must be received by January 1, 2001. See page 43 for more details.

--------------------------------------------------------------------------------


Q:       ARE STOCKHOLDERS VOTING ON THE ACTIONS BY WRITTEN CONSENT?
A: No. We are furnishing the information regarding certain actions taken by written consent solely for the purpose of informing you, in the manner required by the Securities Exchange Act of 1934, of these corporate actions. We are not asking for your vote or your proxy on those matters. We still need your vote on the election of directors and the four other proposals.

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                                                                               3

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Q:       WHO PAYS FOR THE SOLICITATION EXPENSES?
A: The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by our directors, officers and employees.

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



                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         The number of directors has been fixed at nine, and eight directors are currently in office. There is one additional nominee for director to fill the vacant seat. At the annual meeting, shares represented by proxies, unless otherwise specified, will be voted FOR the election of the nine nominees to hold office until the next annual election of directors and, in each case, until their respective successors are duly elected and qualified. If, by reason of death or other unexpected occurrence, any nominee should not be available for election, the proxies will be voted for such substitute nominee as the Board of Directors may propose. In the election of directors, the nine nominees receiving the greatest number of votes will be elected. Broker non-votes will not count in favor of or against election of any nominee.

         Pursuant to the provisions of a voting agreement, dated July 1, 1998, which will be amended and restated, between Ceres and International Managed Care, LLC (formerly Insurance Partners, L.P.), International Managed Care (Bermuda), L.P. (formerly Insurance Partners Offshore (Bermuda), L.P.), Strategic Acquisition Partners, LLC, Turkey Vulture Fund XIII, Ltd. and their assignees, the eight directors currently in office have been nominated for re-election by the Board of Directors, and one nominee has been nominated by the Board for election at the annual meeting. See "Voting Agreement" on page 41.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ANDREW BOEMI, MICHAEL CAVATAIO, BRADLEY COOPER, SUSAN FLEMING, RODNEY HALE, PETER NAUERT, WILLIAM RUH, ROBERT SPASS AND MARK TABAK.

                                  PROPOSAL TWO
                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                     TO INCREASE OUR AUTHORIZED COMMON STOCK

         On February 4, 2000, our Board of Directors unanimously adopted the following resolution, subject to your approval, amending our Certificate of Incorporation to increase the number of shares of authorized common stock, par value $0.001 per share, to fifty million (50,000,000) shares:

         "RESOLVED, that Section 4.1 of Article IV of the Certificate of Incorporation be amended to read as follow:

         4.1 Authorized Capital Stock. The aggregate number of shares of all classes of stock that the Corporation is authorized to issue is 52,000,000 shares, consisting of:

              (a) 100,000 Convertible Voting Preferred Shares, par value $0.001 per share (the "Voting Preferred Shares");

              (b) 1,900,000 Non-Voting Preferred Shares, par value $0.001 per share (the "Non-Voting Preferred Shares" and, together with the Voting Preferred Shares, the "Preferred Shares"); and

              (c) 50,000,000 Common Shares, par value $0.001 per share (the "Common Shares")."

         If the proposed amendment is adopted by you at this annual meeting, we plan to file a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to be effective as soon as practicable following this annual meeting. Article IV, as amended, of our Certificate of Incorporation is attached hereto as Annex A.

         On April 28, 2000, of the 30,000,000 authorized shares of our common stock, a total of 13,707,573 shares was outstanding, and 8,315,000 shares were reserved for issuance under our 1998 Key Employee Share Incentive Plan, our 1998 Employee Stock Option Plan, our Employee Stock Purchase Plan, our Agent Stock Purchase Plan, our 401(k) plan, certain non-qualified stock options and certain warrants. No shares of our common stock are held in treasury. The remainder of shares of authorized common stock was not issued or subject to reservation. No preferred shares were outstanding.

         The additional shares will be available for future stock-based plans, future acquisitions of property and securities of other companies and for other corporate purposes. The Board believes that it is beneficial to have the additional shares available for such purposes without delay or the necessity of a special stockholders' meeting. We have no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock which would be authorized by the proposed amendment. However, we may issue these additional shares in future public or private offerings to provide for our capital needs.

         The additional shares will be available for issuance from time to time without further action by the stockholders and without first offering such shares to the stockholders. You do not have preemptive rights with respect to the common stock. The issuance of our common stock, or securities convertible into our common stock, on other than a pro-rata basis would result in the dilution of your interest.

         We have not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of Ceres.

         Approval of the amendment to our Certificate of Incorporation requires the affirmative vote of the holders of a majority of outstanding shares of our common stock. The enclosed proxy card will be voted FOR the amendment to our Certificate of Incorporation unless the proxy holders are otherwise instructed.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK.

                                 PROPOSAL THREE
                           APPROVAL OF AN AMENDMENT TO
                   OUR 1998 KEY EMPLOYEE SHARE INCENTIVE PLAN

         The plan, adopted by stockholders at last year's annual meeting, provides incentives to our key employees by encouraging these employees to acquire a larger share ownership in Ceres, thereby increasing their proprietary interest in our business and enhancing their personal financial interest in its success. The plan permits the grant to employees, including officers and directors who are employees, of non-transferable non-qualified stock options or incentive stock options to purchase shares of our common stock and the grant of non-transferable options to receive payments based on the appreciation of common stock, or stock appreciation rights. The plan currently authorizes 500,000 shares of our common stock available for issuance under the plan. As of December 31, 1999, a total of 480,000 shares were subject to outstanding options, leaving 20,000 shares available for future options or awards.

         Our Board of Directors believes that an additional share reserve will allow us to continue to provide the necessary incentives to our employees. Accordingly, on February 4, 2000, the Board adopted an amendment to the plan, subject to your approval, to increase the total number of shares of our common stock available for issuance under the plan by an additional 500,000 shares to 1,000,000 shares.

         The language of the proposed amendment is attached to this proxy statement as Annex B. The principle features of the plan are described below.

DESCRIPTION OF THE PLAN

         The plan provides for the grant to employees, including officers and directors who are employees, of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, for the grant of non-qualified stock option to eligible employees, including officers and directors who are employees, and for the grant of stock appreciation rights. Incentive stock options may be exercisable for up to ten years at an option price of not less than the fair market value of our common stock on the date that the option is granted, or for up to five years at an option price of not less than 110% of the fair market value of our common stock in the case of an officer or other key employee who owns, at the time the option is granted, more than ten percent of our common stock. Holders of incentive stock options qualify for favorable tax treatment. See "Summary of Federal Income Tax Consequences." Non-qualified stock options may be exercisable for up to ten years at such exercise price and upon such terms and conditions as our compensation committee of the Board of Directors may determine.

         The plan will be administered by our compensation committee of the Board of Directors, which is charged with designating those persons to whom options or stock appreciation rights are to be granted and determining the terms of such awards, including the exercise price of options, the number of shares subject to an option, the time when an option or stock appreciation right may be exercised and whether stock appreciation rights will be made part of any options.



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



         Options granted under the plan are subject to the following restrictions, among others:

                  - the per share exercise price for incentive stock options must be equal to or greater than 100% of the fair market value of a share of our common stock on the date of grant of the option;

                  - no option may be exercisable after the expiration of ten years from the date of its grant; and

                  - options granted under the plan are subject to transfer restrictions as follows:

                           (a) No option or stock appreciation right shall be transferable by the optionee other than by will or the laws of descent and distribution; and

                           (b)      No option granted can be pledged or
                                    hypothecated, nor can it be subject to
                                    execution, attachment or similar process.

         The compensation committee may condition the exercise of any option upon the continued employment of the optionee with us, and may make such option immediately exercisable. However, the committee will require that from the date of grant of any incentive stock option until three months prior to the date such option is exercised, such optionee must be an employee of Ceres or a subsidiary.

         If an optionee's employment with us is terminated by reason of a permanent and total disability or death, then his or her options or stock appreciation rights will expire one year after the date of termination. If an optionee's employment is terminated for any other reason, then his or her options or stock appreciation rights will terminate on the effective date of such termination. Options and stock appreciation rights become immediately exercisable in the event of a change in control (as defined in the plan) of Ceres.

         Options exercised by the optionee may be paid in cash or by check or, with the consent of the compensation committee, in whole or in part with a surrender of our common stock having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The committee, in its sole discretion, may approve other methods of exercise for an option or payment of an option price, provided that no such method may cause any incentive stock option granted under the plan to not qualify under Section 422 of the Code or cause any shares of our common stock issued in connection with the exercise of an option not to be a fully paid and non-assessable shares of common stock.

         Stock appreciation rights may be granted by the compensation committee to key employees as a right in tandem with the number of shares of common stock underlying options granted to such employees under the plan or on a stand-alone basis with respect to a number of shares of common stock for which an option has not been granted. No optionee is entitled to a grant of a stock appreciation right solely as a result of the grant of an option to such optionee. Stock appreciation rights are the right to receive payment per share of the stock appreciation rights exercised in shares of our common stock, in cash, or check, or a combination of cash, or check, and shares of common stock equal to the excess of the common stock's fair market value on the date of exercise over its fair market value on the date the stock appreciation right was granted. Exercise of a stock appreciation right issued in tandem with an option will result in the reduction of the number of shares of our common stock underlying the related option to the extent of the stock appreciation right exercise. After the grant of a stock appreciation right, an optionee intending to rely on an exemption from Section 16(b) of the Exchange Act is required to hold such stock appreciation right for six months from the date the price for such stock appreciation right is fixed to the date of cash settlement. Additionally, in order to remain exempt from Section 16(b) of the Exchange Act, a stock appreciation right must be exercised by an optionee subject to Section 16(b) only during the period beginning on the third business day following the release of a summary statement of our quarterly or annual sales and earnings and ending on the twelfth business day following said date.

         Our compensation committee, subject to the approval of the Board of Directors, has the authority to amend, modify, suspend or terminate the plan, provided that no such action impairs the rights of the holder of any outstanding option or stock appreciation right without the written consent of such holder, and provided further that certain amendments of the Plan are subject to stockholder approval. Unless terminated sooner, the plan will terminate on September 30, 2008.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES


Non-Qualified Stock Options

         Generally. An optionee generally will not recognize income upon the grant of a non-qualified stock option. If an optionee receives unrestricted shares of our common stock upon the exercise of a non-qualified stock option, the optionee will normally recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the optioned shares of common stock over the exercise price. When the optionee disposes of the shares, capital gain will be recognized, either long or short term depending on the holding period beginning on the date the shares are acquired.

         Tax Consequences to Ceres. To the extent that an optionee recognizes ordinary income, we will generally be entitled to a corresponding deduction assuming that the deduction is not disallowed by Section 162(m) of the Code. The deduction is allowed in the tax year in which the optionee is required to include the amount in income.

Incentive Stock Options

         Generally. An optionee will not recognize income upon the grant of an incentive stock option. In addition, an optionee will not recognize income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements. To satisfy the employment requirement, an optionee generally must exercise the option not later than




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



three months after he or she ceases to be an employee of Ceres or a subsidiary or one year if he or she ceases to be an employee due to disability. To satisfy the holding period requirement, an optionee must not sell or dispose of the optioned shares of our common stock before two years from the grant of the option and must hold the optioned shares of our common stock more than one year after the common stock are transferred to the optionee. If these requirements are satisfied, upon the sale of the shares of our common stock, the optionee will be taxed at long-term capital gains rates on any gain, measured by the difference between the optionee's basis in our common stock and the net proceeds of the sale.

         Disqualifying Disposition. If shares of our common stock acquired upon the timely exercise of an incentive stock option are sold, exchanged or otherwise disposed of without satisfying the holding period requirement, a disqualifying disposition, the optionee will usually recognize ordinary income at the time of disposition equal to the amount of the excess of the fair market value of the optioned shares of our common stock on the date of the exercise of the incentive stock option over the exercise price.

         Alternative Minimum Tax. An optionee generally must include in alternative minimum taxable income the amount by which the amount paid for the option is exceeded by the option's fair market value at the time of exercise of the option, or, if later, at the time at which the stock is freely transferable or not subject to a substantial risk of forfeiture.

         Tax Consequences to Ceres. The granting of an incentive stock option, or the exercise thereof, will generally not result in a deduction for us. However, to the extent that an optionee recognizes ordinary income as the result of a disqualifying disposition, we will generally be entitled to a corresponding deduction, assuming that the deduction is not disallowed by Section 162(m) of the Code.

Stock Appreciation Rights

         Generally. The recipient of stock appreciation right awards generally will not recognize income at the time a stock appreciation right is granted, but will recognize ordinary income upon the exercise of a stock appreciation right equal to the sum of:

         -        the gross cash proceeds payable, and

         - the fair market value on the exercise date of any shares received.

         Tax Consequences to Ceres. We will be entitled to a tax deduction with respect to a stock appreciation right at the same time in the same amount as the recipient, assuming that the deduction is not disallowed by Section 162(m) of the Code.

         The following table sets forth certain options under the plan that were granted, subject to approval of the amendment to the plan, on February 4, 2000, to executive officers as a group and non-executive officer employees as a group. Each of the options set forth below vest on the third anniversary of the date of grant. The exercise price for all of the following Options is $6.8125 per share.


                                                      NUMBER OF SHARES
                                                  UNDERLYING OPTIONS TO BE
NAME                                               GRANTED UNDER THE PLAN
----                                               ----------------------
Executive Officers as a                                    35,000
Group
Non-Executive Officer                                     205,000
     Employees as a Group

         Approval of the amendment to the plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting. The enclosed proxy card will be voted FOR the amendment to the plan unless the proxy holders are otherwise instructed.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR 1998 KEY EMPLOYEE SHARE INCENTIVE PLAN.








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



                                  PROPOSAL FOUR
                  APPROVAL OF 2000 EMPLOYEE STOCK PURCHASE PLAN

         CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROXY STATEMENT AND THE COMPLETE TEXT OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN ATTACHED AS ANNEX C IN THEIR ENTIRETY BEFORE YOU DECIDE HOW TO VOTE.

         On February 4, 2000, the Board of Directors approved the adoption of our 2000 Employee Stock Purchase Plan. The stock purchase plan is effective upon stockholder approval of the plan. The Board recommends approval of this stock purchase plan to encourage the accumulation of our common stock by employees by offering them the opportunity to purchase the stock at an attractive price. Our intention is to have this stock purchase plan qualify as an "employee stock purchase plan" under Section 423 of the Code.

         The principle features of the stock purchase plan are described below.

DESCRIPTION OF THE PLAN

         Administration. The employee stock purchase plan will be administered by the compensation committee of our Board of Directors. The committee will have all of the powers of the Board with respect to the plan. The committee may adopt rules and regulations for purposes of the plan.

         Offerings. We will make six-month offerings beginning on May 1 and November 1 of each year.

         Eligibility. All employees, including officers, who work more than 20 hours a week are eligible to participate in the stock purchase plan. Temporary employees are not eligible. As of March 30, 2000, we had approximately 810 employees eligible to participate in the stock purchase plan.

         However, no employee is eligible to participate in the plan, if immediately after the purchase, the employee would own shares possessing at least 5% of the total combined voting power of Ceres or any of its subsidiaries. In addition, no employee may purchase more than $25,000 worth of our common stock, determined at the fair market value of the shares at the time the option is granted, under all our employee stock purchase plans in any calendar year.

         Participation in the Plan. Eligible employees enroll in the stock purchase plan by delivering to us, prior to the date selected as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employee's base total compensation during the offering period.

         Purchase Price. The stock purchase plan, if approved by stockholders, will permit us to offer our common stock for purchase by eligible employees at a price equal to 85% of the lesser of:

                  - the market value of the stock on the first day of the offering period, or

                  - the market value of the stock on the last day of the offering period.

         Payment of Purchase Price; Payroll Deductions. Eligible employees may accumulate savings through payroll deductions over an offering period in order to purchase common stock at the end of the period. Purchases of common stock under the stock purchase plan may only be made with accumulated savings from payroll deductions, and an employee cannot complete the purchases using other resources. The accumulated payroll deductions for an offering will be automatically applied at the end of the offering period to purchase as many shares of common stock as feasible, and the unused balance will be carried over to the next offering.

         The rate, ranging from 1% to 15%, of an employee's payroll deduction must be established before the offering. An employee's payroll deduction authorization for one offering will apply to successive offerings unless the employee changes the authorization. An employee may reduce, but not increase, his or her rate of payroll deductions during an offering or withdraw from an offering at any time. Upon withdrawal from any offering, the employee's accumulated savings for the offering will be returned to the employee without interest.

         Withdrawal. While each participant in the stock purchase plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from an offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the plan. A participant may withdraw at any time at least ten days prior to the end of the applicable offering period.

         Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest and no further payroll deductions will be made from his or her pay. The employee's interest in the offering will be automatically terminated. The employee would be eligible to participate in the next offering by re-enrolling in the plan.

         Termination of Employment. Any individual whose employment with us is terminated for any reason, other than disability, death or retirement, before the end of an offering will become ineligible to purchase common stock under the stock purchase plan.

         Transferability of Rights under the Plan. Rights granted under the stock purchase plan are not transferable and may be exercised only by the person to whom the rights are granted.

         Duration, Amendment and Termination. The employee stock purchase plan is intended to comply with Section 423 of the Code. Our Board of Directors may amend or terminate the stock purchase plan at any time. However, any increase in the number of shares of common stock reserved for issuance under the employee stock purchase plan and agent stock purchase plan or material modification of the eligibility requirements would require stockholder approval. In addition, the stock purchase plan will terminate when all the shares reserved for issuance under the plan have been purchased.

         Stock Subject to the Plan. There will be 1,000,000 shares of our common stock reserved for issuance in the aggregate under this stock purchase plan and the Ceres Group, Inc. 2000 Agent Stock Purchase Plan.

         Effect of Corporate Events. In the event of a dissolution, liquidation or specified type of merger of Ceres, the stock purchase plan will terminate and the committee may accelerate the exercise date of the offering so that the outstanding options may be exercised immediately prior to any such event.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

         The federal income tax consequences of an employee's purchases under the stock purchase plan will vary. The following discussion is only a summary of the general federal income tax rules applicable to the stock purchase plan. Employees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

         The stock purchase plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon disposition of shares acquired under the stock purchase plan, or if he or she dies holding these shares. The tax consequences will depend on how long a participant has held the shares prior to disposition.

         If the shares are disposed of at least one year after the shares were acquired under the stock purchase plan and at least two years after the first day of the offering period to which the shares relate, or if the employee dies while holding the shares, the following tax consequences will apply. The lesser of:

                  - the excess of the fair market value of the shares at the time of the disposition over the purchase price of the shares, or

                  - the excess of the fair market value of the shares at the time the option was granted over the option price will be treated as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sale price is less than the excess of the fair market value of the shares at the time of the disposition over the purchase price of the shares, there is no ordinary income and the participant has a long-term capital loss equal to the difference. No corresponding deduction will be allowed to us.

         If the shares are sold or disposed of, including by way of gift, before the expiration of either the two year or one year holding periods described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the option is exercised, which is the last business day of the offering period, exceeds the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as a capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. Even if the shares are sold for less than their fair market value on the last business day of the offering period, the same amount of ordinary income is attributed to a participant and a capital loss is allowed equal to the difference between the sale price and the value of the shares on the last business day of the offering period. We, in the event of an early disposition, will be allowed a deduction for federal income tax purposes to the ordinary income realized by the federal income tax purposes equal to the ordinary income realized by the disposing employee.

         Approval of the 2000 Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting. The enclosed proxy card will be voted FOR the 2000 Employee Stock Purchase Plan unless the proxy holders are otherwise instructed.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF 2000 EMPLOYEE STOCK PURCHASE PLAN.

                                  PROPOSAL FIVE
                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         Ernst & Young LLP has been our independent public accountants since August 1998. Representatives of Ernst & Young have direct access to members of the audit committee and regularly attend their meetings. Representatives of Ernst & Young are expected to attend the annual meeting to answer appropriate questions and make a statement if they desire.

         In 1999, the audit committee reviewed all services provided by Ernst & Young to ensure that they were within the scope previously approved by the committee.

         Although our Bylaws do not require the selection of independent accountants to be submitted to stockholders for approval, this selection is being presented to you for ratification or rejection at the annual meeting. We need the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the meeting in order to ratify Ernst & Young as independent accountants for the fiscal year ending December 31, 2000. If the resolution is rejected, or if Ernst & Young declines to act or becomes incapable of action, or if its employment is discontinued by action of our Board of Directors, the Board will appoint other independent accountants whose continued employment after the next annual meeting of stockholders will be subject to ratification by you.

         THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                NOTICE OF STOCKHOLDER ACTIONS BY WRITTEN CONSENT

         Because the following actions have already been approved, the disclosure in this section is intended to provide stockholders with notice of the actions that have been taken. Therefore, we are not asking you for a proxy in connection with the amendment to our Certificate of Incorporation to provide for convertible voting preferred stock with conversion rights or our intention to sell, in private placements, shares of our common stock and convertible voting preferred stock to provide funds for the acquisition of The Pyramid Life Insurance Company. You are not required to send us a proxy in connection with these actions.

         The Pyramid Life Insurance Company. On October 7, 1999, we signed a definitive agreement to purchase The Pyramid Life Insurance Company from United Insurance Company of America, a subsidiary of Unitrin, Inc. The acquisition is expected to be completed in the second quarter of 2000. The $67.5 million purchase price is expected to be financed as follows:

                  - up to $15.0 million from financing provided by Chase Manhattan Bank and associated banks,

                  -        $25.0 million from special dividends from Pyramid
                           Life,

                  - $7.5 million from the proceeds of the sale of our convertible voting preferred stock to United Insurance, Pyramid Life's parent company, and

                  - $20.0 million from the proceeds of the sale of our common stock in a private placement offering.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION


         General. On February 22, 2000 and April 14, 2000, our board of directors approved and recommended that our Certificate of Incorporation be amended in order to provide for convertible voting preferred stock. On April 14, 2000, the holders of a majority of our outstanding common stock approved by written consent the amendment to our Certificate of Incorporation.

         Section 242(b) of the Delaware general corporation law provides that every amendment to the certificate of incorporation of a Delaware corporation must first be adopted by a resolution of the Board of Directors and then be subject to the approval of stockholders owning a majority of the stock entitled to vote on the amendment.

         Amendment. The Certificate of Amendment to our Certificate of Incorporation amends Article IV to provide for convertible voting preferred stock with conversion rights. Article IV, as amended, of our Certificate of Incorporation, is attached as ANNEX A.

         Effect of the Amendment. The amendment authorizes 100,000 shares of convertible voting preferred stock, par value $0.001 per share. Previously, our Certificate of Incorporation provided only for non-voting preferred stock to be designated by our board, and all rights to vote and all voting power was vested exclusively in the holders of our common stock. Therefore, this amendment effects the relative rights and privileges of the holders of our common stock by authorizing the issuance of preferred stock with voting and conversion rights.

         Description of the Convertible Voting Preferred Stock.

                  - VOTING-- Each holder of the convertible voting preferred stock will be entitled to vote on all matters presented for a vote of our stockholders, including the election of directors. Each holder of the convertible voting preferred stock will have the number of votes equal to the largest number of whole shares of our common stock into which the holders' convertible voting preferred stock can then be converted. The holders of the convertible voting preferred stock and the holders of our common stock will vote together as one class on all matters presented for a vote.

                  - DIVIDENDS AND DISTRIBUTIONS-- The holders of the convertible voting preferred stock will be entitled to receive dividends prior and in preference to any declaration or payment of any dividend on our common stock at the rate of 10% per year. These dividends will be cumulative and will be payable annually in additional shares of convertible voting preferred stock without a declaration of a dividend by the Board. In addition, as long as any shares of the convertible voting preferred stock are outstanding, we cannot declare or pay any dividend on our common stock, nor can we purchase or redeem any shares of our common stock unless all previous dividends on the convertible voting preferred stock have been paid.

                  - CONVERSION RIGHTS-- The holders of the convertible voting preferred stock will have the right to convert each share into shares of our common stock at any time and will be obligated to convert all shares by the end of the third year from the date of issuance. The number of shares of our common stock into which each share of convertible voting preferred stock will be convertible will be determined by dividing the $100 per share purchase price, plus any accrued and unpaid dividends, by the average market price of our common stock as determined at the time the convertible voting preferred stock is issued, subject to adjustment for reclassification, stock splits, and other events with respect to our common stock. Any shares of convertible preferred stock that remain outstanding three years after the date of issuance will be automatically converted into common stock in accordance with the calculation described in the preceding sentence.

                  - REPURCHASE OBLIGATION -- If at any time we issue or sell any of our equity securities in a single or continuous offering for an aggregate purchase price of more than $20.0 million, then we must repurchase all of the outstanding shares of the convertible voting preferred stock at a price equal to $100 per share, plus any accrued and unpaid dividends. However, the holders of the convertible voting preferred stock have the right, upon notice to us, to convert any of their shares of convertible voting preferred stock into our common stock at any time up to 20 days prior to the date of repurchase.

                  - REDEMPTION RIGHTS-- We may redeem all or any part of the convertible voting preferred stock equal to the following percentage of the sum of the aggregate amount of shares multiplied by $100, plus any accrued and unpaid dividends thereon: one year after issuance
                           - 120%; two years after issuance - 115%; and three years after issuance - 110%. However, the holders of the convertible voting preferred stock have the right, upon notice to us, to convert any of their shares of convertible voting preferred stock into our common stock at any time up to 20 days prior to the date of redemption.

                  - LIQUIDATION RIGHTS -- The holders of the convertible voting preferred stock will be entitled to their original purchase price of $100 per share, plus any accrued and unpaid dividends, upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any payment is made to the holders of our common stock or any class or series of preferred stock ranking junior to the convertible voting preferred stock.

         Reasons for the Amendment. The amendment to our Certificate of Incorporation allows us to obtain funds for the acquisition of Pyramid Life through the sale of this convertible voting preferred stock to United Insurance Company of America, the parent of Pyramid Life.

ISSUANCE OF STOCK

         General. The acquisition of Pyramid Life was approved by our board of directors on October 5, 1999 and April 14, 2000, and the terms of the sale of the convertible voting preferred stock and common stock were approved by our board of directors on February 22, 2000 and April 14, 2000. Although approval of the acquisition and the issuance and sale of our stock is not required under applicable Delaware law, we are required to obtain stockholder approval under the rules applicable to companies listed on the Nasdaq Stock Market.

         Under Nasdaq rules, we are required to obtain the approval of our stockholders before we issue any number of shares of our common stock, or securities convertible into our common stock, if the number of shares of our common stock to be issued is or will be equal in excess of 20% of the number of shares of our common stock outstanding before such issuance. The proposed issuances of our common stock and convertible voting preferred stock, in the aggregate, are in excess of 20% of the outstanding shares of our common stock prior to the issuances. After giving effect to the sale of our convertible voting preferred and common stock, neither United Insurance nor any of the purchasers of common stock will own in excess of 19.9% of our common stock, assuming conversion by United Insurance of the convertible voting preferred stock. The affirmative vote of the holders of a majority of the outstanding shares of our common stock was required to approve the issuance and sale of our convertible voting preferred and common stock to provide funding for the acquisition of Pyramid Life.

         Terms of the Sale of $7.5 million of Convertible Voting Preferred Stock to United Insurance.

                  - AMOUNT AND PRICE -- We will issue and sell for $100.00 per share 75,000 shares of our convertible voting preferred stock, which is convertible into shares of our common stock, to United Insurance pursuant to a stock subscription agreement. Terms of the convertible voting preferred stock are described under "Amendment to our Certificate of Incorporation -- Description of Convertible Voting Preferred Stock."

                  - REGISTRATION RIGHTS-- We will enter into a registration rights agreement with United Insurance whereby, beginning three years from the date of the agreement, if requested by the holders of all, but not less than all, of the common stock issued upon conversion of the convertible voting preferred stock, we are obligated to use our best efforts to cause all, but not less than all, the shares of our common stock issued upon conversion of the convertible voting preferred stock to be registered. This registration right is known as a "demand" registration. Beginning one year from the date of the agreement, United Insurance will also have "piggyback" registration rights, whereby if we propose to register any of our shares in a public offer, we will use our best efforts to register any shares subject to the agreement. The holders of the convertible voting preferred stock will rank the same as the holders of our common stock subject to the existing registration rights agreement, dated as of July 3, 1998, which will be amended and restated in connection with the offering.

         Terms of the Sale of $20 million of Our Common Stock in a Private Placement Offering.

                  - AMOUNT AND PRICE -- We will issue and sell 3,333,334 shares of our common stock in a private placement offering to Castle Creek Capital Partners Fund IIa, LP, Castle Creek Capital Partners Fund IIb, LP and Lunn Partners or its designees for $6.00 per share.

                  - REGISTRATION RIGHTS -- Beginning one year from the date of sale, the purchasers of our common stock in this offering will become parties to the registration rights agreement, dated as of July 3, 1998, which will be amended and restated, whereby they will be entitled to a "demand" registration right if requested by the holders of at least $10.0 million in market value of the shares of our common stock sold in this offering.

                           Beginning one year from the date of the sale, these purchasers will also have "piggyback" registration rights.

                  - STOCKHOLDERS AGREEMENT-- In addition, Lunn Partners or its designees will be joined as parties to our stockholders agreement, dated as of July 1, 1998. The Stockholders Agreement provides that each of the parties to the agreement will have rights in connection with specified sales of shares by the other parties. Specifically, if the International Managed Care funds sell shares representing more than 20% of our outstanding common stock, they have the right to require each of the other parties to sell a portion of his, her or its shares which represents the same percentage of the fully diluted shares held by that party as the shares being sold by the funds represents of the fully diluted shares they holds. All shares transferred pursuant to this provision of the stockholders agreement will be sold at the same price and time, and otherwise be treated identically with, the shares being sold by the funds.

                           The stockholders agreement also provides that if any party desires to sell shares, other than a sale in an underwritten public offering pursuant to an effective registration statement under the Securities Act, representing more than 20% of our outstanding common stock, then the selling party must make an offer to each of the other parties to include in the proposed sale a portion of that party's shares which represents the same percentage of that party's fully diluted shares as the shares being sold by the selling party represents of its fully diluted shares.

                  - VOTING AGREEMENT -- In addition, Castle Creek will become a party to our existing voting agreement, as amended and restated, which will provide that the parties to the agreement will cause our board of directors to consist of nine directors. The voting agreement, as amended and restated, is described on page 41.

VOTING

         Action by Written Consent. The elimination of the need for a meeting of stockholders to approve the amendment to the Certificate of Incorporation and the issuance and sale of our convertible voting preferred and common stock is made possible by Section 228 of the Delaware general corporation law which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. In order to sell the securities as early as possible in order to accomplish our purposes, our board of directors voted to utilize the written consent of the holders of a majority of our voting stock.

         Vote Required and Obtained. On April 28, 2000, there were 13,707,573 outstanding shares of our common stock and approximately 1,544 holders of record. The approval of the amendment to our Certificate of Incorporation as described above requires the written consent of a majority of our outstanding shares of common stock. The approval of the issuance and sale of our convertible voting preferred and common stock as described above requires the written consent of a majority of shares of our common stock entitled to vote. By written consent in lieu of a meeting, holders of 7,776,133 shares of our common stock, representing approximately 56.7% of the outstanding voting power, approved the amendment to our Certificate of Incorporation and the issuance and sale of our convertible voting preferred and common stock.

         Pursuant to Section 228 of Delaware law, we are required to provide prompt notice of the taking of the corporate action without a meeting. Under applicable securities laws, neither the amendment nor the issuance and sale of our convertible preferred and common stock can be effected until at least 20 calendar days after this information is sent or given to our stockholders. The approximate date this information is first being sent or given to stockholders is May 1, 2000. Our stockholders are not entitled to any dissenters' or appraisal rights under Delaware law as a result of the approval and adoption of this issuance and sale of our common stock and convertible preferred stock.

                               BOARD OF DIRECTORS

         Based on information as of the Record Date, the following describes the age, position with Ceres, principal occupation and business experience during the past five years, and other directorships of each person nominated for election as a director. Pursuant to the provision of a voting agreement, which will be amended and restated, eight of the nominees are currently directors and have been nominated for re-election by the Board of Directors, and one nominee has been nominated by the Board for election at the annual meeting. See "Voting Agreement" on page 41.


                                                                                                      DIRECTOR
              NAME                    AGE                      PRINCIPAL POSITION                       SINCE
-------------------------------------------------------------------------------------------------------------------
Andrew A. Boemi                       55       Director                                                 1997

Michael A. Cavataio                   56       Director                                                 1997

Bradley E. Cooper                     33       Director                                                 1998

Susan S. Fleming                      30       Director                                                 2000

Rodney L. Hale                        59       Director                                                 2000

Peter W. Nauert                       56       Chairman of the Board, President and CEO                 1998

William J. Ruh                        39       Director                                                  --

Robert A. Spass                       44       Director                                                 1998

Mark H. Tabak                         50       Director                                                 1998

         Mr. Boemi has been Managing Director of Turnaround Capital Partners, L.P., a company engaged in investing in small to mid-sized public and private companies in the early turnaround stages, since 1997. In 1997, Mr. Boemi served as the Managing Director of Marietta Capital Partners, a company engaged in private investment banking and corporate restructuring. From 1990 to 1996, Mr. Boemi was a partner of S-K Partners, Ltd., where he specialized in financial and operational turnarounds of small to mid-sized companies and crisis management.

         Mr. Cavataio is a real estate developer in northern Illinois and southern Wisconsin. He served as a director of Pioneer Financial Services, Inc., a company that underwrites and markets health insurance, life insurance and annuities throughout the United States, from 1986 to 1997 and served as Vice Chairman from 1995 to 1997. Mr. Cavataio has served as a director of Mercantile Bank of Northern Illinois since 1988 and as a director of AON Funds, Inc., a subsidiary of AON Corp., a multi-line insurance and brokerage company, since 1994.

         Mr. Cooper has been a Partner and co-founder of Capital Z Management, Inc., an investment management company, since 1998. Prior to joining Capital Z, he served as a Partner of Insurance Partners I, L.P., which made investments in property and casualty insurers, life and health insurers, healthcare services firms and related insurance businesses. Mr. Cooper has been involved in the acquisitions of and the investments in several financial services companies. Mr. Cooper served as a Vice President of International Insurance Advisors, Inc., an investment management company, from 1990 to 1994. Mr. Cooper is a director of Superior National Insurance Group, Inc., Highlands Insurance Group, Inc., American Capital Access Holdings, USI Insurance Services and Universal American Financial Corp.

         Ms. Fleming has been a Principal of Capital Z Management, Inc., an investment management company, since 1998. Prior to joining Capital Z, Ms. Fleming served as a Vice President of Insurance Partners I, L.P. From June 1992 to December 1994, Ms. Fleming was an investment banking analyst with Morgan Stanley & Co. Ms. Fleming is a director of Universal American Financial Corp., a life and supplementary accident and health insurance company.

         Mr. Hale has been the President of International Insurance Investment Strategies, a consulting firm specializing in strategic alternatives for the life insurance industry, since 1993. Since 1995, he has owned Sterling Investors Life Insurance Company, a life and accident and health insurance company.

         Mr. Nauert has been the President, Chief Executive Officer and a director of Ceres, since July 3, 1998 and Chairman of the Board, since June 10, 1999. Mr. Nauert is also the principal investor in Strategic Partners. Mr. Nauert served as Chief Executive Officer of Pioneer Financial Services from 1982 to 1997, and as Chairman from 1988 to 1997. Mr. Nauert had been employed in an executive capacity by one or more of the insurance subsidiaries of Pioneer Financial Services from 1968 to 1997.

         Mr. Ruh has been a principal and co-founder of Castle Creek Capital, an investment management company, since 1995. He is also a co-founder and has been a principal of Belle Plaine Financial, a registered broker/dealer that conducts financial advisory services and places private equity investments, since 1995. Mr. Ruh has ten years of commercial banking and investment banking experience, having worked for The First National Bank of Chicago and Mabon Securities prior to founding Castle Creek and Belle Plaine. Mr. Ruh presently serves as a director of First Community Bank of the Desert.

         Mr. Spass has been a Partner and co-founder of Capital Z Partners, an investment management company, since 1998. Prior to co-founding Capital Z, Mr. Spass was the Managing Partner and co-founder of Insurance Partners I, L.P. Mr. Spass served as President and Chief Executive Officer of International Insurance Advisors, Inc., an investment management company, from 1990 to 1994. Mr. Spass is a director of Superior National Insurance Group, Inc., MMI Companies, Highlands Insurance Group, Inc., USI Insurance Services, and Universal American Financial Corp.

         Mr. Tabak has been the managing partner of Healthcare Capital Partners, since 1998. Mr. Tabak was also the President and Chief Executive Officer of International Managed Care Advisors LLC, since 1996. Mr. Tabak served as Chairman of AIG Managed Care, Inc., a subsidiary of American International Group, from 1993 to 1996. Before joining AIG, he served as President and Chief Executive Officer of Group Health Plan and as President of

HealthAmerica Development Corporation. Mr. Tabak also founded Clinical Pharmaceuticals, Inc. Mr. Tabak serves on the boards of Corporate Health Dimensions and Brookdale Living Communities.

COMPOSITION OF THE BOARD OF DIRECTORS

         Our board of Directors has eight members. There is one vacancy which will be filled if all the nominees are elected at the annual meeting. The directors are elected by our stockholders at the annual meeting and each director holds office until the next annual meeting and until his successor is properly elected. Some of our stockholders have entered into a voting agreement that governs who they will vote for as directors. For more information on this voting agreement, see the section called "Principal Stockholders -- Voting Agreement."

BOARD COMMITTEES

         Our Board of Directors met six times in 1999 and took action by written consent twice. During 1999, all members of the Board, except for Richard M. Osborne, participated in 75% of all Board and applicable committee meetings. Mr. Osborne participated in 69% of all Board and applicable committee meetings.

         Our board of directors has standing executive, audit, investment and compensation committees.

         Executive Committee. Our executive committee has all powers of the Board of Directors in the management of our business and affairs between Board meetings except the power to fill vacancies on the Board or its committees. The executive committee also functions as a nominating committee. As a nominating committee, the executive committee seeks qualified persons to serve as directors and makes recommendations to the Board of Directors. Currently, the members of the executive committee are Mr. Nauert (chairman), Mr. Cavataio and Mr. Spass. The executive committee met once during 1999 and took action by written consent three times.

         Audit Committee. Our audit committee recommends to the Board of Directors the firm of independent accountants to serve us and reviews the scope, performance and results of the annual audit. Currently, the members of the audit committee are Mr. Boemi (chairman), Mr. Cavataio, Ms. Fleming and Mr. Tabak. The audit committee met five times in 1999.

         Investment Committee. Our investment committee establishes policies for our investments and monitors their management. Currently, the members of the investment committee are Mr. Cavataio (chairman), Mr. Boemi and Ms. Fleming. The investment committee met once in 1999 and took action by written consent once.

         Compensation Committee. Our compensation committee is responsible for determining the compensation of our executive officers. Currently, the members of the compensation committee are Mr. Cooper (chairman) and Mr. Cavataio. The compensation committee met twice in 1999 and took action by written consent four times.

DIRECTOR COMPENSATION

         During 1999, our directors were not compensated for their services as directors. Beginning in 2000, our directors, with the exception of Messrs. Cooper, Nauert, Ruh, Spass and Tabak and Ms. Fleming, will receive a $2,500 quarterly retainer and a $5,000 annual fee for serving as a chairman of a committee.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all forms were filed in a timely manner during 1999.


                                                EXECUTIVE OFFICERS

         Set forth below are the names, ages, positions and certain other information concerning our current executive officers:


                                                                                                    OFFICER
             NAME                 AGE                       PRINCIPAL POSITION                       SINCE
---------------------------------------------------------------------------------------------------------------

Peter W. Nauert(1)                 56    Chairman of the Board, President                             1998
                                         and Chief Executive Officer

Bruce Henry                        41    Chief Sales Officer                                          1999

Billy B. Hill, Jr.                 48    General Counsel                                              1998

Glen A. Laffoon                    60    Executive Vice President of Ceres and                        1974
                                         President and Chief Executive Officer of
                                         Central Reserve

Charles E. Miller, Jr.             49    Executive Vice President, Chief Financial                    1998
                                         Officer and Treasurer

Anthony J. Pino                    52    Executive Vice President                                     1999

--------------------
1) Biographical information for Mr. Nauert can be found under "Board of Directors."

         Mr. Henry has been the Chief Sales Officer of Ceres since joining Ceres in July 1998. From 1996 to 1998, Mr. Henry was National Sales Director for Design Benefit Plans, a marketing subsidiary of Pioneer Financial Services. Prior to 1996, Mr. Henry was a top producing regional sales manager for a subsidiary of Pioneer Financial Services.

         Mr. Hill has served as a consultant to Ceres, with the title of General Counsel, since July 3, 1998. He is a principal in the law firm of Hill & Reagan, Dallas, Texas. Mr. Hill is an investor in Strategic Acquisition Partners. Mr. Hill also served as General Counsel of Pioneer Financial Services from January 1996 to August 1997.

         Mr. Laffoon has served as an officer of Ceres since 1991 and of Central Reserve since 1974 and has held various positions in both companies. Since July 1998, he has served as Executive Vice President of Ceres and since December 1998, he has also served as Assistant Secretary. Since June 1998, Mr. Laffoon has served as President and Chief Executive Officer of Central Reserve.

         Mr. Miller has served as Executive Vice President and Chief Financial Officer of Ceres since October 1998 and as Treasurer since June 30, 1999. From 1996 to 1998, he was a principal and President of Wellington Partners, Inc., an insurance acquisition company. Mr. Miller was also a consultant to Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P. Before 1996, Mr. Miller was Executive Vice President, Chief Financial Officer and a director of Harcourt General Insurance Companies.

         Mr. Pino has served as Executive Vice President of Ceres since February 2000 and was Senior Vice President of Ceres from August 1999 to February 2000. From June to August 1999, he was a consultant to Ceres. From 1996 to 1999, Mr. Pino was President of National Health Services, Inc., a managed care subsidiary of United Payors & United Providers, an intermediary between health care payors and health care providers. From 1991 to 1996, Mr. Pino was Executive Vice President of Pioneer Financial Services, Inc. and President of National Group Life Insurance Company, a subsidiary of Pioneer.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table sets forth the annual compensation paid by Central Reserve, our principal operating subsidiary, with respect to the calendar years ended December 31, 1999, 1998 and 1997, to our Chief Executive Officer and our five most highly-compensated executive officers during 1999.





                                                                                     LONG TERM
                                                   ANNUAL COMPENSATION             COMPENSATION
                                             --------------------------------    -----------------

                                                                   OTHER            SECURITIES          ALL OTHER
                                                                  ANNUAL            UNDERLYING         COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR          SALARY    COMPENSATION           OPTIONS              (1)
---------------------------------------------------------------------------------------------------------------------


PETER W. NAUERT Chariman of the Board,  1999             --       $ 1,000,000(2)                --                 --
President and Chief Executive Officer   1998             --                --              500,000                 --

BILLY B. HILL, JR. (3)                  1999             --           200,000(4)                --         $  240,000
General Counsel                         1998             --                --              125,000            230,580


GLEN A. LAFFOON                         1999     $  215,200                --               15,000              4,562
Executive Vice President and            1998        180,000                --               25,000              1,000
Assistant Secretary of Ceres and        1997        160,000                --                   --             20,635
President and Chief Executive Officer
of Central Reserve

FRED LICK, JR.                          1999        492,200(5)             --                   --              7,463
Chairman of the Board of Central        1998        500,000                --                   --              1,000
Reserve and former Chairman of the      1997        966,994                --                   --             20,635
Board and Chief Executive Officer of
Ceres

CHARLES E. MILLER, JR.                  1999        211,900                --               25,000            145,810(7)
Executive Vice President and Chief      1998         93,000(6)             --              100,000             12,000(7)
Financial Officer of Ceres and
Executive Vice President, Chief
Financial Officer and Treasurer of
Central Reserve

VAL RAJIC                               1999        147,000           181,900(8)                --              1,537
Former Executive Vice President and     1998        115,000                --              125,000(9)              --
Treasurer

--------------------

(1)      For the year 1999, $1,000 represents the contribution payable by us to each of Messrs.
         Laffoon, Lick, Miller and Rajic under our 401(k) plan. For the year 1998, $1,000 represents the contribution payable by us to each of Messrs. Lick and Laffoon under our 401(k) plan.
         For the year 1997, represents the contribution under a defined-contribution, money-purchase, pension plan.

(2)      Mr. Nauert receives no annual salary. Under his employment agreement, Mr. Nauert is entitled to a stock award payable in shares of our common stock and a cash payment equal to the amount of taxes payable on the stock award. In 1999, pursuant to his employment agreement, Mr. Nauert received $1.0 million worth, or 108,108 shares, of our common stock.
         He is also entitled to an amount equal to the taxes payable on such award under his agreement. See "Employment Agreement" for information regarding Mr. Nauert's employment agreement.

(3)      Mr. Hill serves as a consultant to the Company, with the title of General Counsel, pursuant to a retainer agreement under which he is paid an annual retainer. See "Employment
         Agreements."


(4) Pursuant to his retainer agreement, Mr. Hill received 16,667 shares of our common stock, valued at $133,336, and $66,668 in cash equal to the taxes payable on the stock award.

(5) Represents salary paid to Mr. Lick under his employment agreements which terminated in accordance with their terms as of December 31, 1999.

(6) Includes one-time payment of $50,000 to induce Mr. Mille to enter into his employment agreement.

(7) Represents (i) payment of $4,000 per month for expenses relating to his residence in Cleveland, Ohio, and (ii) $96,000 related to non-recurring expenses related to Mr. Miller's relocation from Florida to Ohio. See "Employment Agreements."

(8) Pursuant to his settlement agreement, Mr. Rajic received 16,667 shares of our common stock, valued at $112,502 and $69,426 in cash equal to the taxes payable on the stock award. See "Employment Agreements."

(9) Mr. Rajic forfeited 50,000 of these options on August 10 1999 in connection with his settlement agreement. See "Employment Agreements."

OPTION GRANTS IN 1999

         The following table summarizes information concerning options granted during our fiscal year ended December 31, 1999 to each of our executive officers listed in the compensation table.

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF
                                             PERCENT OF                                            STOCK PRICE
                            NUMBER OF      TOTAL OPTIONS                                          APPRECIATION
                              SHARES         GRANTED TO     EXERCISE                            FOR OPTION TERM *
                            UNDERLYING      EMPLOYEES IN    PRICE PER                        -----------------------
NAME                         OPTIONS            1999          SHARE      EXPIRATION DATE         5%          10%
------------------------  --------------  ---------------- -----------  ------------------   ----------  -----------

Glen A. Laffoon                   15,000            3.1%       $  8.25   February 17, 2009    $  77,826     $197,226

Charles E. Miller, Jr.            25,000            5.2%       $  8.25   February 17, 2009     $129,710     $328,709

----------------
*        Assumes a ten-year term of the options.

Note: Each of the above options were granted under th 1998 Key Employee Share Incentive Plan and each vest on the third anniversary of the date of grant of such option.

OPTION VALUES AT YEAR-END 1999

         The following table summarizes information with respect to the number of unexercised options held by the executive officers listed in the compensation table as of December 31, 1999. None of these executive officers exercised any options in 1999.





                                                                                     VALUE OF
                                    NUMBER OF SECURITIES UNDERLYING            IN-THE-MONEY OPTIONS
              NAME                   OPTIONS AT DECEMBER 31, 1999             AT DECEMBER 31, 1999 *
-----------------------------------------------------------------------------------------------------------
                                       Exercisable/Unexercisable            Exercisable/Unexercisable
                                ---------------------------------------------------------------------------
Peter W. Nauert                             250,000/250,000                      $25,000/$25,000

Billy B. Hill, Jr.                          25,000/100,000                       $37,500/$12,500

Glen A. Laffoon                                0/40,000                           ---/$9,375

Charles E. Miller, Jr.                       40,000/85,000                       $20,000/$30,000

Val Rajic                                      75,000/0                          $50,000/---

-----------------

* Valued at $7.00 per share, the closing price per share of our common stock on December 31, 1999.

EMPLOYMENT AGREEMENTS

         Peter W. Nauert. Mr. Nauert serves as our Chairman of the Board, President and Chief Executive Officer. Effective July 1, 1998, we entered into an employment agreement, as amended, with Mr. Nauert under which he serves as Chief Executive Officer for a term of three years. Mr. Nauert receives no annual salary under the agreement. Rather, the agreement is composed of three components:

        -         stock awards;
        -         stock options; and
        -         incentive pay,

all designed to induce Mr. Nauert to enter into the agreement and to remain with us for the three- year term of the agreement. These three components are explained below:

                           STOCK AWARD Mr. Nauert will receive a Stock Award
                  payable in shares of our common stock as follows: on July 1, 1999, 108,108 shares of common stock and after that quarterly beginning January 1, 2000 and on the first day of each calendar quarter after that, the number of Common Shares equal to $250,000 divided by the average closing price of our common stock for the calendar quarter ending three months before the payment until July 1, 2001 when the final quarterly payment of stock will be paid. The July 1, 2001 payment will include the stock awards for the quarters ending March 31, 2001 and June 30, 2001 and an additional payment of 25,225 shares. Mr. Nauert will also receive a cash payment equal to the amount of taxes payable on the stock award before the time these taxes become due. Mr. Nauert will forfeit any unpaid stock award or cash payment for taxes if we terminate his employment for any reason other than a "Severenceable Event" as defined by the agreement.

                           STOCK OPTIONS Mr. Nauert was granted options to
                  purchase an aggregate of 500,000 shares of our common stock. The exercise prices of the options are as follows:

                                 Number of Options               Exercise Price
                                 -----------------               --------------

                                       100,000                        $  6.50
                                       100,000                        $  7.50
                                       100,000                        $  8.50
                                       100,000                        $  9.50
                                       100,000                        $ 10.50

              Thirty percent (30%) of the options vested immediately upon issuance on July 3, 1998 and 20% vested on July 1, 1999. The remainder of the options shall vest as follows: (i) 20% shall vest on July 1, 2000 and (ii) 30% shall vest on July 1, 2001. The vesting of all options shall occur pro rata among the various exercise price levels. However, all options shall become exercisable (vest) upon a "Severenceable Event" as defined by the employment agreement. A "Severenceable Event" shall mean any of the following:

                  - termination by the company for any reason other than for "Cause", as defined by the agreement,

                  - termination upon a "Change of Control" as defined by the agreement,

                  - termination by Mr. Nauert for "Good Reason" as defined by the agreement, or

                  - termination due to the death or total or partial disability of Mr. Nauert.

                  Mr. Nauert will forfeit any unvested options if his employment is terminated for any reason other than a "Severenceable Event" as set forth above.

                           INCENTIVE PAY For each year of employment, Mr. Nauert
                  will receive an amount equal to 5% of the amount by which our pre-tax income for such year exceeds specified targets. For 1999 and 1998, Mr. Nauert did not qualify for any compensation under this component of his agreement.

         Under the agreement, Mr. Nauert is obligated to retain ownership of at least 900,000 shares of our common stock unless we release him from this obligation. Additionally, Mr. Nauert may receive cash bonuses or other incentive compensation as the Board of Directors approves.

         Billy B. Hill, Jr. Mr. Hill serves as a consultant to Ceres, with the title of General Counsel. We entered into a retainer agreement with Mr. Hill dated as of June 30, 1998 for a term of three years under which Mr. Hill receives a retainer of $240,000 per year. Effective January 1, 2000, Mr. Hill's retainer was increased to $300,000. Under the agreement, Mr. Hill received stock options to purchase 125,000 shares of our common stock. Twenty-five thousand of the options vested immediately at an exercise price of $5.50 per share. The remainder will vest on July 1, 2001. The exercise price of the remaining options is as follows: $6.50 - 25,000 options; $7.50 - 25,000 options; $8.50 - 25,000 options; and $9.50 - 25,000 options. Mr. Hill may also receive cash bonuses or other cash incentive compensation as the board of directors may approve. The agreement provides for the reimbursement of reasonable business expenses. Under the agreement, Mr. Hill is not required to devote all of his time to Ceres. If Mr. Hill is terminated for reasons other than cause or his agreement is not renewed at the end of its term, Mr. Hill will receive two years of his retainer as severance pay. On November 8, 1999, we issued 16,667 shares of our common stock to Mr. Hill in connection with his retainer agreement.

         Glen A. Laffoon. Mr. Laffoon serves as Executive Vice President and Assistant Secretary of Ceres and as President and Chief Executive Officer of Central Reserve. Mr. Laffoon and Central Reserve entered into an employment agreement on August 12, 1998, under which Mr. Laffoon will receive a salary of $160,000 for the period of June 1, 1998 to June 1, 1999 and each renewal year. In August 1998, his salary was increased to $200,000, and thereafter on April 1, 1999 increased to $225,000 for the remainder of the term. The agreement automatically renews for succeeding one-year terms unless we provide 60-days advance notice. The current term runs through May 31, 2000. If we terminate Mr. Laffoon's employment other than for cause, Mr. Laffoon will be entitled to severance pay equivalent to one year's salary. His agreement also provides for reimbursement of business expenses and certain other fringe benefits.

         Charles E. Miller, Jr. Mr. Miller joined Ceres on October 1, 1998 as Executive Vice President and Chief Financial Officer. On December 7, 1998, Mr. Miller was also elected Executive Vice President and Chief Financial Officer of Central Reserve. He became Treasurer of Central Reserve in January 1999. On October 1, 1998, we entered into a three-year employment agreement with Mr. Miller which provides for a base salary of $175,000 and a one- time payment of $50,000 to induce Mr. Miller to enter into the agreement. On April 1, 1999, Mr. Miller's salary was increased to $225,000. Effective January 1, 2000, Mr. Miller's salary was increased to $250,000 for the remainder of the term. If we terminate Mr. Miller's employment other than for cause, Mr. Miller will be entitled to severance pay equivalent to one year's salary. Additionally, Mr. Miller was granted options to purchase 100,000 shares of our common stock at an exercise price of $6.50. Of these, 40,000 vested immediately; 30,000 will vest October 1, 2000; and the remaining 30,000 on October 1, 2001. Unvested options become vested if Mr. Miller's employment is terminated because of a change of control of the company, as defined in the agreement. The agreement also provides for the reimbursement of reasonable expenses of relocation. Under the agreement, Mr. Miller may receive cash bonuses or other cash-incentive compensation as the Board of Directors may approve.

         Anthony J. Pino. Mr. Pino serves as Executive Vice President of Ceres. He served as Senior Vice President of Claims from August 1999 until his promotion to Executive Vice President in February 2000. Mr. Pino and Central Reserve entered into an employment agreement effective October 1, 1999 under which Mr. Pino will receive a salary of $150,000 for the period of October 1, 1999 through October 1, 2000 and each renewal year. Effective January 1, 2000, his salary was increased to $200,000 for the remainder of the term. The agreement automatically renews for succeeding one-year terms unless we provide 60-days advance notice. The current term runs through October 1, 2000. If we terminate Mr. Pino's employment other than for cause, Mr. Pino will be entitled to severance pay equivalent to one year's salary. His agreement also provides for reimbursement of business expenses and certain other fringe benefits.

         Val Rajic. Mr. Rajic served as Executive Vice President and Treasurer of the Company until June 28 1999. Mr. Rajic's employement agreement, effective July 1, 1998, provided for a term of three years under which Mr. Rajic was to receive a base salary of $147,000. Under his employment agreement, Mr. Rajic received options to purchase 125,000 Common Shares. 25,000 of these options vested immediately at an exercise price of $5.50 per share. The remainder were scheduled to vest on July 1, 2001. The exercise price of the remaining options was as follows: $6.50-25,000 options; $7.50-25,000 options; $8.50-25,000 options and $9.50-25,000 options. On June 28, 1999, Mr. Rajic resigned as an employee and officer.

         On August 10, 1999, we entered into a Settlement and Consulting Agreement with Mr. Rajic whereby Mr. Rajic will continue as an employee for the remainder of 1999 and then become a consultant until December 31, 2000, and Mr. Rajic's employment agreement was terminated. Mr. Rajic may terminate the Settlement Agreement at any time with 30 days notice to us. From July 1, 1999 to December 31, 1999, we paid Mr. Rajic $73,500 and beginning on January 1, 2000 through the remainder of his Settlement Agreement, we will pay Mr. Rajic $147,000 per year. The agreement also provides that 25,000 of Mr. Rajic's unvested options at $6.50 per share and 25,000 of his options at $7.50 per share vested on August 1, 1999. Mr. Rajic forfeited 50,000 options. In addition, we issued to Mr. Rajic 16,667 shares of our common stock and paid him an amount equal to his estimated tax payment on the shares.


                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

OVERVIEW

         The base compensation of our executive officers is governed by individual employment agreements, except for Mr. Henry. An important goal is to attract and retain corporate officers and senior staff and to motivate them to superior performance. In determining the level and composition of compensation for our executive officers, the committee considers, among other things, the responsibilities of the office, the experience and background of the individual, an evaluation of the individual's contribution to Ceres and available information as to the practices of other insurance companies.

         The 1998 Key Employee Share Incentive Plan is designed to provide incentives to executive officers and other key employees by encouraging them to acquire a larger share ownership in Ceres, thereby increasing their proprietary interest in our business and enhancing their personal financial interest in our success. This plan permits the grant of non-transferable options to purchase our common stock, which grants may or may not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. The plan also permits the grant of non-transferable options to receive payments based on the appreciation of stock. In making any grants under the plan, the committee did so based upon merit and keeping with our overall objective of enhancing our profitability and stockholder value.

         In addition, under the guidance of the compensation committee, we have begun a new stock purchase program, subject to stockholder approval at this annual meeting, which is also designed to encourage our employees, including executive officers, to acquire an ownership interest in Ceres. The plan permits us to offer our common stock for purchase by eligible employees at a price equal to 85% of the lower of the market value of our stock on the first day of the offering period or the market value of our stock on the last day of the offering period.

BASE SALARY

         Even though most of our executive officers' salaries are determined by their individual employment agreements, the compensation committee reviews the salaries of our executive officers each year and adjusts salaries, in its discretion, based on a subjective evaluation of individual performance and comparisons to peers inside and outside Ceres.

ANNUAL INCENTIVE AWARDS

         Annual incentive awards are designed to focus management attention on our performance. The 1999 bonus program for our executive officers and other key employees became effective with the achievement by the company of a minimum pre-tax profit of $16 million. Eligibility for the 1999 bonus program was based on 1999 salary and level of corporate responsibility. The bonus pool for eligible officers is 10% of the 1999 net after-tax income. The bonus is paid 50% by formula and 50% by discretion. The discretionary payment is based on the officer's performance, length of tenure and corporate expectations for 2000.
The formula bonus will be paid 25% in our stock, 25% in cash and 50% in options. The bonus was earned in 1999 but will be paid in the second quarter of 2000.

         In February 2000, the Board of Directors, based on the recommendation of the compensation committee, adopted the 2000 officer bonus plan. The plan provides for a separate, but equal, bonus pools for selected senior officers and for Messrs. Henry, Hill, Miller and Pino.

Bonuses will be distributed out of each pool pro rata based on the base salary of the individual officer. Both pools are based on the minimum achievement of certain pre-tax earnings targets. Bonuses will be paid 50% by a formula and 50% by discretion. The formula bonus will be paid 25% in cash, 25% in our stock and 50% in options.

COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER

         Mr. Nauert's compensation is governed by his employment agreement. Mr. Nauert does not receive an annual salary under his agreement. Rather, his employment agreement is composed of (1) stock awards equal to $1 million of our common stock per year, plus an amount equal to the taxes payable on such awards,
(2) non-qualified stock options to purchase 500,000 shares of our common stock which were granted in 1998, and (3) incentive pay equal of 5% of the amount by which our pre-tax income for such year exceeds specified targets. Under the agreement, Mr. Nauert is obligated to retain ownership of at least 900,000 shares of our common stock unless we release him from this obligation. In addition, Mr. Nauert may receive cash bonuses or other incentive compensation as the Board approves. For a more detailed description of Mr. Nauert's employment agreement, see the section called "Employment Agreements -- Peter W. Nauert."

                                                       COMPENSATION COMMITTEE
                                                       BRADLEY E. COOPER
                                                       MICHAEL A. CAVATAIO

                                PERFORMANCE GRAPH

         The following graph compares our cumulative total shareholder return to the cumulative total return of the University of Chicago Center for Research in Security Prices ("CRSP") Nasdaq Stock Market Index and the CRSP Nasdaq Insurance Stocks Index. (Assumes $100 invested on December 31, 1994, in each of three indices and dividends reinvested.)

[GRAPH INSERTED HERE]




                                   12/31/94       12/31/95       12/31/96        12/31/97       12/31/98       12/31/99
CERES GROUP, INC.                    100.0          121.4          104.3            69.0          139.7           94.2
NASDAQ STOCK MARKET                  100.0          141.3          173.9           213.1          300.4          556.0
NASDAQ INSURANCE STOCKS              100.0          142.0          161.9           237.5          211.6          164.4
--------------------------  -------------- -------------- --------------  -------------- --------------  -------------

                             PRINCIPAL STOCKHOLDERS

              The following table sets forth, as of April 28, 2000, regarding the beneficial ownership of our common stock by:

               - each stockholder known to us to be the beneficial owner of more than 5% of our common stock,
               -    each director,
               - each executive officer included in our 1999 executive compensation table, and
               -    all our directors and executive officers as a group.

The information contained in this table does not include:

               - 425,000 shares of our common stock issuable under non-qualified stock options that are outstanding but not presently exercisable,
               - 730,000 shares of our common stock issuable under stock options that are outstanding but not presently exercisable pursuant to the 1998 Key Employee Share Incentive Plan, and
               - 386,000 shares of our common stock issuable under stock options that are outstanding but not presently exercisable pursuant to the 1998 Employee Stock Option Plan.



                                                                            BENEFICIAL OWNERSHIP(1)
                                              --------------------------------------------------------------------------------
                                                              EQUITY        GUARANTEE
NAMES AND ADDRESS(2)                              SHARES    WARRANTS(3)      WARRANTS(4)  OPTIONS(5)     TOTAL       PERCENT
------------------------------------------------------------------------------------------------------------------------------
International Managed Care, LLC (6)               3,749,285    1,399,733             --          --     5,149,018      34.1%
         54 Thompson Street
         New York, New York 10012

International Managed Care(Bermuda), L.P. (6)     1,826,171      772,995             --          --     2,599,166      17.9%
         54 Thompson Street
         New York, New York 10012

Peter W. Nauert (6)(7)                            1,270,458      532,781        500,000     250,000     2,553,239      17.0%

Richard M. Osborne (6)(8)                           985,933      360,455        300,000          --     1,646,388      11.5%
         8500 Station Street, Suite 113
         Mentor, Ohio 44060

Medical Mutual of Ohio (6)                          480,009      181,818             --          --       661,827       4.8%
         1200 Huron Road, Tenth Floor
         Cleveland, Ohio 44115

Lunn-Ceres, LLC (6)                                 400,000           --             --          --       400,000       2.9%
         209 South LaSalle, Suite 810
         Chicago, Illinois 60604

LEG Partners SBIC, L.P. (6)                         240,003       90,909             --          --       330,912       2.4%
         230 Park Avenue, 19th Floor
         New York, New York 10169




                                                                 Beneficial Ownership (1)
                                         ----------------------------------------------------------------------------
                                                        EQUITY       GUARANTEE
NAMES AND ADDRESS(2)                       SHARES      WARRANTS(3)   WARRANTS(4)  OPTIONS(5)      TOTAL       PERCENT
----------------------------------------------------------------------------------------------------------------------
Michael A. Cavataio (6) (9)                231,818       90,909             --          --       322,727       2.3%
         3125 Ramsgate Road
         Rockford, Illinois 61114

Billy B. Hill, Jr. (6) (10)                122,885       50,737        100,000      25,000       298,622       2.2%

Fred Lick, Jr. (11)                        292,580           --             --          --       292,580       2.1%

Val Rajic (6)                              154,279           --             --      75,000       229,279       1.7%

Howard R. Conant (6)                        90,909       45,455             --          --       136,364       1.0%
         c/o Lunn Partners
         209 South LaSalle
         Chicago, Illinois 60604

Joseph Cusimano IRA (6)                     90,909       45,454             --          --       136,363       1.0%
         c/o Lunn Partners
         209 South LaSalle
         Chicago, Illinois 60604

Glen A. Laffoon (6) (12)                    90,875           --             --          --        90,875          *

Charles E. Miller, Jr. (6) (13)              7,177        2,968             --      40,000        50,145          *

Bruce Henry (6)                             20,387        7,124             --          --        27,511          *

Sally J. Krogh (6)                          25,000           --             --          --        25,000          *
         c/o Stifel, Nicolaus and Co., Inc.
         4343 E. State Street
         Rockford, Illinois 61108

Kenneth A. Mannino (6) (14)                 25,000           --             --          --        25,000          *
         c/o Stifel, Nicolaus and Co., Inc.
         4343 E. State Street
         Rockford, Illinois 61108

Ralph Alexander (6) (15)                    13,082        8,048             --          --        21,130          *

Anthony Pino (6)                            10,000        2,639             --          --        12,639          *

Marc C. Krantz (6)                           6,967        2,273             --          --         9,240          *
         1375 E. Ninth Street, 20th Floor
         Cleveland, Ohio 44114

Krantz Family Limited Partnership (6)        5,965        2,272             --          --         8,237          *
         1375 E. Ninth Street, 20th Floor
         Cleveland, Ohio 44114

John Cochrane (6)                            6,000           --             --          --         6,000          *
         c/o Lunn Partners
         209 S. LaSalle, Suite 810
         Chicago, Illinois 60604

Richard Kusnic (6)                           4,069        1,319             --          --         5,388          *

Andrew A. Boemi (6) (16)                     4,000           --             --                     4,000          *

John Kertis (6)                              2,226        1,319             --          --         3,545          *

Ronald Kotowski (6)                          2,783          132             --          --         2,915          *



                                                                 Beneficial Ownership (1)
                                         ----------------------------------------------------------------------------
                                                        EQUITY       GUARANTEE
NAMES AND ADDRESS(2)                       SHARES      WARRANTS(3)   WARRANTS(4)  OPTIONS(5)      TOTAL       PERCENT
---------------------------------------------------------------------------------------------------------------------
George Gehringer (6)                         1,000          660             --          --         1,660          *

Bradley E. Cooper                                0           --             --          --             0       0.0%

Susan S. Fleming                                 0           --             --          --             0       0.0%

Rodney L. Hale                                   0           --             --          --             0       0.0%

William J. Ruh                                   0           --             --          --             0       0.0%

Mark H. Tabak                                    0           --             --          --             0       0.0%

Robert A. Spass (17)                             0           --             --          --             0       0.0%

All directors and executive officers     1,757,600      687,158        600,000     315,000     3,359,758      21.9%
as a group (13 individuals)

Voting Agreement Group                   9,867,190    3,600,000        900,000     390,000    14,757,190      79.4%
------------------

*        Less than 1%

(1) Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the shares of stock owned.

(2) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Ceres Group, Inc., 17800 Royalton Road, Cleveland, Ohio 44136.

(3) Warrants to purchase shares at $5.50 per share exercisable any time until July 2, 2005 (the "Equity Warrants").

(4) Warrants to purchase shares at $6.00 per share exercisable any time until five years from the date of issuance (December 16, 1997 and July 3, 1998) (the "Guarantee Warrants").

(5) Options to purchase shares that are presently or will become exercisable within 60 days.

(6) All of these shares, Equity Warrants, Guarantee Warrants and options, totaling 14,757,190 or 79.4%, are subject to a voting agreement and stockholders agreement, and, as a result, each of these persons may be deemed to beneficially own, as a part of a group, all of these shares. Each of these persons disclaims beneficial ownership of the shares beneficially owned by the other persons who are parties to the voting and stockholders agreements.

(7)      Includes 62,000 shares and 500,000 Guarantee Warrants held by the Peter
         W. Nauert Revocable Trust, of which Mr. Nauert is the trustee.

(8) Includes 985,933 shares and the Equity Warrants held by Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company, of which Mr. Osborne is the sole Manager.

(9) Includes 54,682 shares and 25,751 Equity Warrants held by the Mercantile Bank of Northern Illinois, Trustee of the Conseco Deferred Compensation Plan F/B/O Michael Cavataio and 5,385 shares held by Stifel, Nicolaus and Co., Custodian for Michael A. Cavataio IRA.

(10) Includes 105,000 shares and 50,000 Equity Warrants held by Karon Hill, Mr. Hill's wife.

(11) Includes 37,500 shares owned by Mid American Asset Management Corporation, of which Mr. Lick is the sole shareholder.

(12) Includes 41,150 shares held by Mr. Laffoon's wife and 3,000 shares held jointly with his wife

(13) Includes 7,100 shares and 2,968 Equity Warrants held by First Union National Bank C/F Charles E. Miller, Jr. R/O IRA.

(14) Shares held by Stifel, Nicolaus and Co., Custodian for Kenneth A. Mannino IRA.

(15) Includes 12,200 shares and 8,048 Equity Warrants held by First Clearing Corp. Custodian Ralph Alexander IRA.

(16)     Includes 3,000 shares held in trust for Mr. Boemi's children.

(17) Mr. Spass is a managing partner of an indirect general partner of each of the International Managed Care funds. Mr. Spass disclaims beneficial ownership of all shares and Equity Warrants owned by the International Managed Care funds.

VOTING AGREEMENT

         We are a party to a Voting Agreement, dated as of July 1, 1998. The voting agreement is being amended and restated in connection with the acquisition of Pyramid Life to provide Castle Creek a board seat designation. The voting agreement will remain in effect until July 2, 2003, unless earlier terminated. The voting agreement provides that the parties to the agreement will cause our board of directors to consist of nine directors, some or all, as applicable, of whom will be the following individuals:

          - four individuals designated by the International Managed Care funds, so long as the International Managed Care funds and their officers, directors, employees and affiliates (the "International Managed Care Group") own shares equal to at least 75% of the shares owned by the International Managed Care Group on July 3, 1998, three individuals designated by the International Managed Care funds, so long as the International Managed Care Group owns shares equal to at least 50%, but less than 75%, of the shares owned by the International Managed Care Group on July 3, 1998, two individuals designated by the International Managed Care funds, so long as the International Managed Care Group owns shares equal to at least 25%, but less than 50%, of the shares owned by the International Managed Group on July 3, 1998, and one individual designated by the International Managed Care funds, so long as the International Managed Care Group owns shares equal to at least 10%, but less than 25%, of the shares owned by the International Managed Care Group on July 3, 1998;

          - two individuals designated by Strategic Acquisition Partners, LLC, so long as Strategic Partners and its affiliates own shares equal to at least 50% of the shares owned by Strategic Partners and its affiliates on July 3, 1998, and one individual designated by Strategic Partners, so long as Strategic Partners and its affiliates own shares equal to at least 10%, but less than 50%, of the shares owned by Strategic Partners and its affiliates on July 3, 1998;

          - one individual designated by Turkey Vulture Fund XIII, Ltd., so long as Turkey Vulture Fund and its affiliates own shares equal to at least 25% of the shares owned by Turkey Vulture Fund and its affiliates on July 3, 1998; and

          - one individual designated by Castle Creek so long as Castle Creek and its affiliates own more than 25% of the shares it purchases in the offering.

Currently, the director(s) designated by:

          - the International Managed Care funds are Messrs. Cooper, Spass and Tabak and Ms. Fleming,

          -    Strategic Partners are Messrs. Cavataio and Nauert, and

          -    Castle Creek is Mr. Ruh.

The Turkey Vulture Fund has not opted to designate a director at this time.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On February 17, 1999, we acquired Continental General Corporation and its wholly- owned subsidiary, Continental General Insurance Company, from the Western and Southern Life Insurance Company of Cincinnati, Ohio, for $84.5 million in cash. We sold 2,000,000 shares of newly-issued common stock for $15.0 million, or $7.50 per share, to raise a portion of the purchase price. The $7.50 per share price was based on the market price of our common stock at the time the private placement transaction was being negotiated. The investors that purchased shares in February were primarily the same investors that participated in our equity financing in July 1998.

         Mr. Nauert, Mr. Cavataio, Mr. Rajic, Mr. Miller, Mr. Laffoon, Mr. Boemi, Karon Hill, Mr. Hill's wife, and the International Managed Care funds were investors in the February equity financing. Mr. Nauert purchased 62,000 shares for $465,000; Mr. Cavataio purchased 50,000 shares for $375,000; Mr. Rajic purchased 5,000 shares for $37,500; Mr. Miller purchased 2,600 shares for $19,500; Mr. Laffoon purchased 4,000 shares for $30,000; Mr. Boemi purchased 3,000 shares for $22,500; Ms. Hill purchased 5,000 shares for $37,500; International Managed Care LLC purchased 949,819 shares for $7,123,642.50; and International Managed Care (Bermuda), L.P. purchased 280,181 shares for $2,101,357.50. Mr. Cooper is a partner and Mr. Spass is the managing partner of Insurance Partners Advisors, L.P., an investment management company which performs investment banking services for the International Managed Care funds and their portfolio companies. In addition, Mr. Spass is a managing partner of an indirect general partner of each of the International Managed Care funds. All of the investors in the February equity financing are parties to voting, stockholders and registration rights agreements.

         In order to comply with certain state insurance regulatory requirements that prohibit providing group life insurance unless at least ten lives are insured, we formed CRL Preferred Group, Inc., International Professional Group, Inc., North America Preferred Employers, Inc., and Keystone Employers Group, Inc. to serve as trustees of trusts established to provide group life insurance to employers with less than ten employees. In compliance with state regulations that require that the stockholders of these "trustee corporations" be natural persons, Mr. Lick and Frank W. Grimone hold, for our benefit, all of the outstanding shares of these trustee corporations and are directors of the corporations. Mr. Laffoon holds the office of President of each of these corporations. None of the officers or directors of these corporations receives any compensation for serving in that capacity.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         A stockholder intending to present a proposal to be included in our proxy statement for the 2001 annual meeting of stockholders must deliver a proposal, in accordance with the provisions of Rule 14a-8 under the Exchange Act, to Linda S. Standish, Secretary at our principal executive office no later than January 1, 2001. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting:

         - a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

         - the name and record address of the stockholder proposing such business,

         - the class and number of shares of our common stock that are beneficially owned by the stockholder, and

         -        any material interest of the stockholder in such business.

         A stockholder desiring to nominate a director for election at our 2001 annual meeting of stockholders must deliver a notice to the Linda S. Standish, Secretary at our principal executive office no later than January 1, 2001. Such notice must include as to each person whom the stockholder proposes to nominate for election or re-election as a director:

         - the name, age, business address and residence address of the person,

         -        the principal occupation or employment of the person,

         - the class and number of shares of our capital stock of beneficially owned by the person, and

         - any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act,

and as to the stockholder giving the notice:

         -        the name and record address of the stockholder, and

         - the class and number of shares of our capital stock beneficially owned by the stockholder.

We may require any proposed nominee to furnish additional information reasonably required by us to determine the eligibility of the proposed nominee to serve as a director.

                                  OTHER MATTERS

         If the enclosed proxy card is validly executed, returned, and not revoked, the shares represented thereby will be voted in accordance with any specification made by the stockholder. In the absence of any such specification, proxies will be voted FOR the election of the nine named nominees, FOR Proposal No. 2, FOR Proposal No. 3, FOR Proposal No. 4 and FOR Proposal No. 5.

         If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the meeting.

         You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.


                                             By order of the Board of Directors



                                             Peter W. Nauert
                                             Chairman of the Board

Date: May 1, 2000

                                                                         ANNEX A

                   AMENDMENTS TO CERTIFICATE OF INCORPORATION

         The following is a form of the text of Article IV of our Certificate of Incorporation following (1) the amendment to provide for convertible voting preferred stock, and (2) the amendment to increase the number of authorized shares of our common stock.

                                      * * *

                                   "ARTICLE IV
                                CAPITAL STRUCTURE

         4.1 Authorized Capital Stock. The aggregate number of shares of all classes of stock that the Corporation is authorized to issue is 52,000,000 shares, consisting of:

              (a) 100,000 Convertible Voting Preferred Shares, par value $0.001 per share (the "Voting Preferred Shares");

              (b) 1,900,000 Non-Voting Preferred Shares, par value $0.001 per share (the "Non-Voting Preferred Shares" and, together with the Voting Preferred Shares, the "Preferred Shares"); and

              (c) 50,000,000 Common Shares, par value $0.001 per share (the "Common Shares").

         4.2 Voting Preferred Shares.

              4.2.1 Effective Date. For purposes of this Section 4.2, the later to occur of [May 1], 2000 or the date that 75,000 Voting Preferred Shares are fully subscribed and paid for is referred to as the "Effective Date."

              4.2.2 Voting Rights. Except as may otherwise be provided by the Delaware General Corporation Law, each holder of Voting Preferred Shares shall be entitled to vote on all matters presented for a vote of the stockholders of the Corporation, including, without limitation, the election of directors. Each holder of Voting Preferred Shares shall have the number of votes equal to the largest number of whole Common Shares into which such Voting Preferred Shares could then be converted pursuant to Section 4.2.4 hereof (such number to be calculated as of the record date for the determination of holders of Common Shares having the right to vote on such matters, or if no record date has been established, on the date such vote is taken). The holders of the Voting Preferred Shares and the holders of the Common Shares shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

              4.2.3 Dividends and Distributions.

                    (a) The holders of Voting Preferred Shares shall be entitled to receive dividends, to the extent permitted by the Delaware General Corporation Law, prior and in preference to any declaration or payment of any dividend on the Common Shares, at the rate of 10% per annum, based on a 365-day year. Such dividends shall be cumulative and shall be paid annually on the last day of [April] (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) in each year, commencing on the Effective Date, for each full year and each portion of a year that the share entitled to such dividend is outstanding. Such dividends shall be paid in additional fully paid and nonassessable Voting Preferred Shares. No formal declaration of any such dividends by the Board of Directors shall be required.

                    (b) As long as any Voting Preferred Shares are outstanding, the Corporation shall not declare or pay on any Common Shares any dividend whatsoever, whether in cash, stock, property or otherwise, nor shall the Corporation make any distribution on any Common Shares, nor shall any Common Shares be purchased or redeemed by the Corporation, nor shall any monies be paid or made available for a purchase, retirement or sinking fund for the purchase or redemption of any Common Shares, unless all dividends that the holders of the Voting Preferred Shares are then entitled to receive under Section 4.2.3(a) hereof for all previous dividend periods have been paid.

              4.2.4 Conversion Rights.

                    (a) The holders of Voting Preferred Shares shall have the right to convert each such share into fully paid and nonassessable Common Shares, at the Voting Preferred Conversion Rate (as defined in
         Section 4.2.4(b) hereof) in effect on the date of conversion, at any time after the Effective Date.

                    (b) The holders of Voting Preferred Shares shall be obligated to convert each such share into fully paid and nonassessable Common Shares, at the Voting Preferred Conversion Rate in effect on the date of conversion, by no later than [April 30], 2003. Any Voting Preferred Share that has not been converted into Common Shares by [April 30], 2003 shall automatically convert into Common Shares at the Voting Preferred Conversion Rate then in effect; provided, however, that if the Market Price on that date is less than the Initial Voting Preferred Conversion Price, then the Corporation shall promptly pay the aggregate amount of the shortfall to the holders of the Voting Preferred Shares in cash based on the number of shares held by each such holder. Notwithstanding that the certificates evidencing any such converted shares shall not have been surrendered, the shares shall no longer be deemed outstanding and all rights whatsoever with respect to the converted shares (except the right of the holders to convert such shares upon surrender of their certificates therefor) shall terminate. For purposes of this Section 4.2.4, the term:

                                    (i) "Initial Voting Preferred Conversion
                  Price" means $_____ [AVERAGE MARKET PRICE FOR THE 30 DAY PERIOD PRECEDING EFFECTIVE DATE] per share.

                                    (ii) "Market Price" means the thirty-day
                  average closing price per Common Share on the New York Stock Exchange ("NYSE") on the day immediately preceding the conversion if the Common Shares are then traded on the NYSE, or the thirty-day average closing bid price per Common Share on the day immediately preceding the conversion if the Common Shares are then traded on The Nasdaq Stock Market, Inc. ("Nasdaq") National Market or any other national securities exchange; provided, however, that if the Common Shares are not then listed on a national securities exchange or Nasdaq, then the Market Price shall be the current fair market value per Common Share on such date as determined in good faith by the Board of Directors.

                                    (iii) "Voting Preferred Conversion Rate"
                  means, with respect to each Voting Preferred Share, the result of dividing (A) the sum of the Voting Preferred Liquidation Preference (as defined in Section 4.2.7(a) hereof) plus any accrued and unpaid dividends on such share by (B) the Initial Voting Preferred Conversion Price.

                           (c) If, at any time after the Effective Date, the Common Shares issuable on conversion of the Voting Preferred Shares are changed into the same or a different number of shares of any other class or classes of stock of the Corporation, whether by reclassification, subdivision, combination, stock dividend, exchange of shares or otherwise, then the holders of the Voting Preferred Shares shall, upon such conversion, be entitled to receive, in lieu of the Common Shares that the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Voting Preferred Shares immediately before such change.

                           (d) If, at any time after the Effective Date, there shall be a capital reorganization of the Common Shares (including any subdivision or combination of the Common Shares but excluding any reclassification, subdivision, combination, dividend or exchange provided for in Section 4.2.4(c) hereof), or a merger or consolidation of the Corporation with another corporation or entity, or a statutory stock exchange, or a sale of all or substantially all of the Corporation's assets or securities to any other person, then, as a part of such reorganization, merger, consolidation, exchange or sale, lawful provision shall be made so that the holders of the Voting Preferred Shares shall thereafter be entitled to receive upon conversion of their Voting Preferred Shares the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation, to which holders of the Common Shares deliverable upon conversion of the Voting Preferred Shares would have been entitled on such capital reorganization, merger, consolidation, exchange or sale if the Voting Preferred Shares had been converted immediately before that capital reorganization, merger, consolidation, exchange or sale to the end that the provisions of this Section 4.2.4(d) (including but not limited to adjustment of the Voting Preferred Conversion Rate then in effect) shall be applicable after that event as nearly equivalently as may be practicable.

                           (e) In order to convert the Voting Preferred Shares into Common Shares, the holder thereof shall deliver to the Corporation, at its principal office or such other office or agency maintained by the Corporation for such purpose: (i) a complete and executed conversion certificate in the form attached hereto as Exhibit A (a "Notice of Voting Preferred Conversion"); and (ii) the certificate or certificates representing the Voting Preferred Shares being converted (collectively, the "Converted Voting Preferred Certificate"). The Notice of Voting Preferred Conversion shall be effective and in full force and effect if delivered to the Secretary of the Corporation by facsimile transmission at (440) 572-4500. Provided that a copy of the Notice of Voting Preferred Conversion is delivered to the Corporation by the close of business on such date by facsimile transmission or otherwise, and provided that the original Notice of Voting Preferred Conversion and the Converted Voting Preferred Certificate are delivered to the Corporation within three business days thereafter at 17800 Royalton Road, Strongsville, Ohio 44136-5197,
         Attention: Secretary, the date on which the Notice of Voting Preferred Conversion is given shall be deemed to be the date set forth therefor in the Notice of Voting Preferred Conversion (the "Voting Preferred Conversion Date"), and the person or persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares as of the Voting Preferred Conversion Date. If the original Notice of Voting Preferred Conversion and the Converted Voting Preferred Certificate are not delivered to the Corporation within three business days after the Voting Preferred Conversion Date, then the Notice of Voting Preferred Conversion shall become null and void as if it were never given and the Corporation shall, within two business days thereafter, return to the holder by overnight courier any Converted Voting Preferred Certificate that may have been submitted in connection with such conversion. In the event that any Converted Voting Preferred Certificate submitted represents a number of Voting Preferred Shares that is greater than the number of such shares that is being converted pursuant to the Notice of Voting Preferred Conversion delivered in connection therewith, the Corporation shall deliver, together with the certificates for the Common Shares issuable upon such conversion as provided herein, a certificate representing the remaining number of Voting Preferred Shares not converted.

                           (f) Upon receipt of a Notice of Voting Preferred Conversion, the Corporation shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of Common Shares to which a converting holder of Voting Preferred Shares shall be entitled to receive as provided herein to be issued to, delivered by overnight courier to and received by such converting holder within ten business days after the Voting Preferred Conversion Date. Such delivery shall be made at such address as such converting holder may designate therefor in the Notice of Voting Preferred Conversion or in its written instructions submitted together therewith.

                           (g) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Voting Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                           (h) No less than 500 Voting Preferred Shares may be converted at any one time, unless the holder then holds less than 500 shares and converts all such shares at that time.

                           (i) No fractional Common Shares shall be issued upon conversion of the Voting Preferred Shares. Instead, the number of Common Shares to be issued shall be rounded down to the nearest whole share and the Corporation shall promptly pay in lieu of a fractional Common Share a cash adjustment equal to the corresponding fraction of the Market Price on the Voting Preferred Conversion Date.

                           (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Voting Preferred Shares into Common Shares as provided herein, the full number of Common Shares deliverable from time to time upon the conversion of all outstanding Voting Preferred Shares.

                  4.2.5    Repurchase Obligation.

                           (a) If at any time after the Effective Date the Corporation issues or sells any of its equity securities, in a single or continuous offering, for an aggregate purchase price in excess of $20,000,000 (other than an offering for the purpose of financing the acquisition of The Pyramid Life Insurance Company, a Kansas stock insurance company), then the Corporation shall repurchase all outstanding Voting Preferred Shares, at a price equal to the aggregate Voting Preferred Liquidation Preference of such shares plus any accrued and unpaid dividends thereon, within ninety days after the date of issuance or sale of such equity securities.

                           (b) The Corporation shall provide written notice of any repurchase required by this Section 4.2.5 specifying the repurchase date and the procedure for the repurchase, by first class or certified mail, postage prepaid, to each holder of Voting Preferred Shares at the address for such holder last shown on the records of the Corporation or its transfer agent, not more than sixty nor less than thirty days before the repurchase date.

                           (c) Notwithstanding Section 4.2.5(a) hereof, the holders of the Voting Preferred Shares shall have the right to convert any of their shares into Common Shares, in accordance with the provisions of Section 4.2.4 hereof, at any time up to twenty days prior to the repurchase date specified in the notice of repurchase from the Corporation.

                           (d) No holder of redeemed Voting Preferred Shares shall be entitled to any dividends with respect to such shares after the repurchase date, and on such date all rights of such holder as a stockholder of the Corporation by reason of the ownership of such shares shall cease, except the right to receive the price of such shares without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not after the repurchase date be deemed to be outstanding.

                           (e) On or before the repurchase date, the Corporation shall deposit an amount equal to the aggregate repurchase price for all outstanding Voting Preferred Shares with a bank or trust company in a trust fund for the benefit of the respective holders of such shares together with instructions and authority to the bank or trust company to pay such price for such shares to the respective holders, after the repurchase date and upon receipt of notification from the Corporation that such holder has surrendered to the Corporation all of the certificates representing the Voting Preferred Shares of such holder. The Corporation shall have the right to request the return of the balance of any monies deposited by the Corporation remaining unclaimed at the expiration of sixty days following the repurchase date.

                  4.2.6    Redemption Rights.

                           (a) The Corporation may, on any of the dates specified below and as may be determined by the Board of Directors, redeem all or any part of the Voting Preferred Shares for an amount equal to the following percentage of the sum of the aggregate Voting Preferred Liquidation Preference of the shares to be redeemed on such date and any accrued and unpaid dividends thereon:

                                   Redemption Date        Applicable Percentage
                                   ---------------        ---------------------

                                    [May 1], 2001                 120%
                                    [May 1], 2002                 115%
                                    [May 1], 2003                 110%

                           (b) The Corporation shall provide written notice of any redemption pursuant to this Section 4.2.6 specifying the applicable redemption date, the number or percentage of shares to be redeemed and the procedure for redemption, by first class or certified mail, postage prepaid, to each holder of Voting Preferred Shares at the address for such holder last shown on the records of the Corporation or its transfer agent, not more than sixty nor less than thirty days before the applicable redemption date. Upon mailing of any such notice of redemption, the Corporation shall become obligated to redeem Voting Preferred Shares specified in such notice.

                           (c) Notwithstanding Section 4.2.6(a) hereof, the holders of the Voting Preferred Shares shall have the right to convert any of their shares into Common Shares, in accordance with the provisions of Section 5 hereof, at any time up to twenty days prior to the repurchase date specified in any notice of redemption from the Corporation.

                           (d) No holder of redeemed Voting Preferred Shares shall be entitled to any dividends with respect to such shares after the applicable redemption date, and on such date all rights of such holder as a stockholder of the Corporation by reason of the ownership of such shares shall cease, except the right to receive the price of such shares without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not after such redemption date be deemed to be outstanding. In the event that the Corporation redeems less than all of the outstanding Voting Preferred Shares, the Corporation shall issue to each holder a replacement certificate representing the Voting Preferred Shares that were not so redeemed.

                           (e) On or before the applicable redemption date, the Corporation shall deposit an amount equal to the applicable redemption price for all Voting Preferred Shares to be redeemed on such date with a bank or trust company in a trust fund for the benefit of the respective holders of the Voting Preferred Shares designated for redemption together with instructions and authority to the bank or trust company to pay such price for such shares to the respective holders, after the redemption date and upon receipt of notification from the Corporation that such holder has surrendered to the Corporation all of the certificates representing the Voting Preferred Shares of such holder that are being redeemed. The Corporation shall have the right to request the return of the balance of any monies deposited by the Corporation remaining unclaimed at the expiration of sixty days following the redemption date.

                  4.2.7    Liquidation Rights.

                           (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to the holders of Common Shares and any class or series of Non-Voting Preferred Shares ranking on liquidation junior or subordinate to the Voting Preferred Shares, but after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Voting Preferred Shares, the holders of each Voting Preferred Share shall be entitled to receive an amount of cash, out of funds legally available therefor, equal to the sum of (i) the original purchase price of $100 per Voting Preferred Share, as appropriately adjusted for any combinations, subdivisions or similar recapitalizations affecting the Voting Preferred Shares after the Effective Date (the "Voting Preferred Liquidation Preference"), plus
         (ii) an amount equal to any accrued and unpaid dividends thereon. After the full preferential liquidation amount has been paid to, or determined and set apart for, the Voting Preferred Shares and any class or series of Preferred Shares ranking on liquidation on a parity with the Voting Preferred Shares, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed ratably to the holders of any class or series of Non-Voting Preferred Shares ranking on liquidation junior or subordinate to the Voting Preferred Shares and the holders of the Common Shares, as their interests may appear.

                           (b) If the assets and surplus funds of the Corporation legally available to be distributed to the holders of the Voting Preferred Shares on liquidation are insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled pursuant to Section 4.2.7(a) hereof, then the holders of the Voting Preferred Shares and any class or series of Preferred Shares ranking on liquidation on a parity with the Voting Preferred Shares shall share ratably in any remaining assets and surplus funds of the Corporation legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                           (c) A merger or consolidation of the Corporation with or into any other company, a share exchange or the sale or conveyance of all or any part of the assets of the Corporation (that does not in fact result in a liquidation, dissolution or winding up of the affairs of the Corporation and the distribution of assets to its stockholders) shall not be deemed a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation within the meaning of this Section 4.2.7.

                           (d) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, payment shall have been made to the holders of Voting Preferred Shares of the full amount to which they shall be entitled hereunder, then such holders shall not be entitled to any further participation in the distribution of the remaining assets of the Corporation available for distribution to its stockholders.

              4.2.8 No Sinking Fund. The Voting Preferred Shares shall not be subject to the operation of any purchase, retirement or sinking fund.

              4.2.9 Preemptive Rights. The holders of the Voting Preferred Shares are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

              4.2.10 Reacquired Shares. Any Voting Preferred Shares that are converted into Common Shares, or are redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever, shall be promptly retired and cancelled and shall not subject to reissuance.

              4.2.11  Ranking. Notwithstanding any provision of this Section
4.2 to the contrary, the Voting Preferred Shares shall rank senior to or on a parity with all other classes or series of Preferred Shares hereafter designated as to the payment of dividends and the distribution of assets, unless otherwise consented to or agreed in writing by the holders of a majority of the outstanding Voting Preferred Shares.

              4.2.12  Subordination. Notwithstanding any provision of this
Section 4.2 to the contrary, the Corporation shall not be required to declare or pay, or set aside for payment, any dividends or distributions with respect to the Voting Preferred Shares, or to repurchase or redeem any Voting Preferred Shares, if such action would constitute a default pursuant to the Corporation's agreements with its senior lenders; provided that the holders of the Voting

Preferred Shares shall always be entitled to convert their Voting Preferred Shares into Common Shares in accordance with the provisions of this Section 4.2.

              4.2.13 Severability. In the event any term, provision, sentence or paragraph of this Section 4.2 is declared by a court of competent jurisdiction to be invalid or unenforceable, such term, provision, sentence or paragraph shall be deemed severed from the remainder of this Section 4.2, and the balance of this Section 4.2 shall remain in effect and be enforced to the fullest extent permitted by law and shall be construed to preserve the intent and purposes of this Section 4.2. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, provision, sentence or paragraph of this Section 4.2 in any other jurisdiction.

          4.3 Non-Voting Preferred Shares.



              (a) Designations by Board of Directors. The Non-Voting Preferred Shares may be issued from time to time in one or more classes or series without voting rights, and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions as are stated herein and as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinafter prescribed.

              (b) Voting Rights. Except as may otherwise be required by the Delaware General Corporation Law, the holders of Non-Voting Preferred Shares shall not be entitled to vote on any matters to be voted on by the stockholders of the Corporation.

              (c) Terms of the Non-Voting Preferred Shares. Authority is hereby expressly granted to and vested in the Board of Directors or any designated committee thereof to authorize the issuance of the Non-Voting Preferred Shares from time to time in one or more classes or series, to determine and take necessary proceedings to fully effectuate the issuance and redemption of any such Non-Voting Preferred Shares and, with respect to each class or series of Non-Voting Preferred Shares, to fix and state from time to time, by resolution or resolutions providing for the issuance thereof, the following:


                      (i) the number of shares to constitute the class or series and the designations thereof;

                      (ii) the preferences and relative, participating, optional or special rights, if any, and qualifications, limitations or restrictions thereof, if any, of the class or series;

                      (iii) whether the shares of the class or series will be redeemable and, if redeemable, the redemption price or prices and the time or times at which, and the terms and conditions upon which, such shares will be redeemable and the manner of redemption;

                      (iv) whether the shares of the class or series will be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds are to be established, the annual amount thereof and the terms and conditions relative to the operation thereof;

                      (v) the dividend rate, whether dividends are payable in cash, stock or otherwise, the conditions upon which and the times when such dividends are payable, the preference or relation to the payment of dividends on any other class or series of stock, whether or not such dividends will be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends will accumulate;

                      (vi) the preferences, if any, and the amounts thereof that the holders of the class or series will be entitled to receive upon the voluntary or involuntary dissolution, liquidation or winding up of, or upon any distribution of the assets of, the Corporation;

                      (vii) whether the shares of the class or series will be convertible into, or exchangeable for, the shares of any other class or classes, or of any other series of the same or any other class or classes, of stock of the Corporation and the conversion price or prices, or ratio or ratios, or rate or rates, at which such conversion or exchange may be made, with such adjustments, if any, as shall be expressed or provided for in such resolution or resolutions; and

                      (viii) such other special rights and protective provisions with respect to the class or series as the Board of Directors or any designated committee thereof may deem advisable.

                  The shares of each class or series of Non-Voting Preferred Shares may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors or any designated committee thereof may from time to time increase the number of shares of Non-Voting Preferred Shares designated for any existing class or series by a resolution adding to such class or series authorized but unissued shares of Non-Voting Preferred Shares not designated for any other class or series thereof. The Board of Directors or any designated committee thereof may from time to time decrease the number of shares of Non- Voting Preferred Shares designated for any existing class or series by a resolution subtracting from such class or series any unissued shares of Non-Voting Preferred Shares designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Non-Voting Preferred Shares.

       4.4    Common Shares.

              (a) Powers, Preferences and Rights. Except as may otherwise be provided by the Delaware General Corporation Law, the powers, preferences and rights of the Common Shares, and the qualifications, limitations or restrictions thereof, shall be in all respects identical.

              (b) Voting Rights. Except as may otherwise be provided by the Delaware General Corporation Law, each holder of Common Shares shall be entitled to one vote for each share held of record on the applicable record date on all matters presented for a vote of the stockholders of the Corporation, including, without limitation, the election of directors.

              (c) Dividends. Except as may otherwise be provided in this Certificate of Incorporation or by the Delaware General Corporation Law, if, as and when dividends on the Common Shares are declared payable from time to time by the Board of Directors as provided in this Section 4.4(c), whether payable in cash, property, stock or other securities, the holders of Common Shares shall be entitled to share equally, on a per share basis, in such dividends.

              (d) Liquidating Distributions. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any sale or conveyance of all or substantially all of the assets of the Corporation, after payment or provision for payment of all the liabilities of the Corporation and the expenses of liquidation, and after the holders of the Preferred Shares shall have been paid in full the amounts, if any, to which they are entitled or a sum sufficient for such payment in full shall have been set aside, the remaining assets of the Corporation available for distribution shall be distributed ratably to the holders of the Common Shares. For the purpose of this Section 4.4(d), a merger, consolidation, sale or conveyance shall not be deemed to be a liquidation or winding up of the Corporation unless the transaction provides for the cessation of the business of the Corporation."

                                                                       ANNEX B


                    1998 KEY EMPLOYEE SHARE INCENTIVE PLAN
     [New material underlined. Material to be deleted shown as stricken.)

                                                       * * *
                  6. SHARES SUBJECT TO THE PLAN; ADJUSTMENTS TO OPTIONS; GRANTS. Upon the approval of the Plan by the shareholders, [Five-Hundred Thousand (500,000)] ONE MILLION (1,000,000) presently authorized but unissued Common Shares of CRLC shall be reserved, allotted and set aside for issuance under the Plan, subject to the next sentence and Section 7(h). If a SAR is granted in tandem with an Option pursuant to Section 8 and such SAR is thereafter exercised in whole or in part, then such Option or the portion thereof to which the duly exercised SAR relates shall be deemed to have been exercised for purposes of such Option, but the Common Shares which were issuable to such Option or the portion thereof to which the duly exercised SAR relates may be made available for reoffering under the Plan to any eligible key employee.

                  If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of CRLC or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Stock Option or SAR (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; and (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option or SAR shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to a Stock Option or SAR, the provisions of the Plan, and to any related Stock Option or SAR agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any Grants hereunder.


[This is struck out text.]

Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

                                                                       ANNEX C

                               CERES GROUP, INC.

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                          (ADOPTED FEBRUARY 4, 2000)

         1. PURPOSE. The purpose of this Plan is to advance the interests of CERES GROUP, INC., a Delaware corporation (the "Company"), and its affiliated companies by providing their employees with an opportunity to acquire a proprietary interest in the Company through the purchase of stock of the Company. It is the intention of the Company to have this Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of this Plan will, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

         2. DEFINITIONS. As used herein, the following terms will have the meaning indicated:

           (a) "Account" will mean the funds accumulated with respect to an individual Employee as a result of deductions from his or her Compensation as provided under and for purposes of this Plan. The funds allocated to an Employee's Account will remain the property of the Employee at all times but may be commingled with the general funds of the Company.

           (b) "Affiliated Company" will mean any parent or subsidiary corporation of the Company, as defined in Code Sections 424(e) and (f). For the purposes of this Plan, an "Affiliated Company" will include any limited liability company of which the Company or another Affiliated Company is the sole member.

           (c)        "Board" will mean the Board of Directors of the Company.

           (d) "Code" will mean the Internal Revenue Code of 1986, as amended.

           (e) "Compensation" will mean the total cash remuneration (before taxes) which a Participant receives during an Offering as salary or wages, including overtime pay, bonuses, holiday pay, vacation pay, sickpay and short-term disability payments (and grossed up to reflect salary deferrals under any Code Section 401(k) retirement plan or Code Section 125 cafeteria plan) and excluding all other forms of non-cash remuneration such as payments under this or any other form of equity or fringe benefit programs and compensation attributable to the vesting of any restricted stock or exercise of a stock option.

           (f) "Commencement Date" will have the meaning assigned to it in
Section 4 of this Plan.

           (g) "Committee" will mean any compensation committee appointed by the Board pursuant to Section 17 hereof or, if not appointed, the full Board.

           (h) "Common Stock" will mean the Company's shares of common stock, par value $0.001 per share.

           (i) "Director" will mean a member of the Board.

           (j) "Disability" will mean permanent and total disability as defined in Code Section 22(e)(3).

           (k) "Disposition" will have the meaning assigned to it in Section 10(c) of this Plan.

           (l) "Effective Date" will mean May 1, 2000.

           (m) "Employee" will mean any person, including, but not limited to, an officer, who is customarily employed by the Company or any Affiliated Company for more than 20 hours per week but shall not include temporary employees.

           (n) "Enrollment Agreement" will have the meaning assigned to it in
Section 5 of this Plan.

           (o) "Enrollment Date" will mean the last business day prior to 15 days before the Commencement Date of each Offering.

           (p) "Exercise Date" will mean the last business day of a particular Offering.

           (q) "Fair Market Value" of a Share on any date of reference will be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day will be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. Notwithstanding any provision of this Plan to the contrary, no determination made with respect to the Fair Market Value of the Common Stock subject to an Option shall be inconsistent with Code Section 423.

           (r) "Holding Period" will mean, with respect to Shares purchased by a Participant under this Plan, the period commencing on the date of the purchase of such Shares and ending on the latter of (i) the date two years after the date of the grant of the Option under which such Shares were purchased by the Participant, or (ii) the date one year after the date such Shares were purchased by the Participant.

           (s) "Offering" will have the meaning assigned to it in Section 4 of this Plan.

           (t) "Offering Date" will mean the Commencement Date of a particular Offering, if such date is a regular business day, or if not a regular business day, the first regular business day following such Commencement Date; provided however, that a different Offering Date may be set by the Committee.

           (u) "Option" (when capitalized) will have the same meaning assigned to it in Section 7 of this Plan.

           (v) "Participant" will have the meaning assigned to it in Section 5 of this Plan.

           (w) "Plan" will mean this 2000 Employee Stock Purchase Plan of the Company.

           (x) "Retirement" is a termination of Participant's employment on or after the first day of the month of Participant's 55th birthday.

           (y) "Rule 16b-3" will mean Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule to the same effect.

           (z) "Share(s)" will mean a share or shares of the Common Stock.

       3.  ELIGIBILITY.

           (a) Any Employee who will be employed by the Company or any Affiliated Company on the Enrollment Date of an Offering will be eligible to participate in such Offering under this Plan, subject to the limitations imposed by Section 3(b) hereunder.

           (b) Any provision of this Plan to the contrary notwithstanding, no Employee will be granted an Option if, immediately after the grant:

              (i) such Employee would own Shares, and/or hold outstanding Options to purchase Shares, possessing five percent or more of the total combined voting power or value of all classes of Shares of the Company or of any Affiliated Company (for purposes of determining Share ownership under this paragraph, the constructive ownership rules of Section 424(b) of the Code will apply); or

              (ii) such Option would permit his or her rights to purchase Shares under all employee stock purchase plans of the Company and any Affiliated Company to accrue at a rate which exceeds $25,000 (determined by the Fair Market Value of the Shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time, in accordance with Section 423(b)(8) of the Code.

            (c) All eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Shares which may be purchased under Options granted under this Plan shall bear a uniform relationship to the Compensation of eligible Employees. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

         4. OFFERING. There will be separate consecutive six month offerings pursuant to this Plan (each, an "Offering") each commencing on May 1 or November 1, as applicable (each, a "Commencement Date"). (The first Offering commences on May 1, 2000 and ends on October 31, 2000.) If the Plan is terminated, then the Offering in which it is terminated will end on the date immediately preceding the effective date of such termination.

         5. PARTICIPATION. In order to become eligible to purchase Shares under this Plan, an Employee must sign an enrollment agreement (an "Enrollment Agreement"), and any other necessary papers required by the Committee by the Enrollment Date of the particular Offering in which he or she wishes to participate. Upon delivering the Enrollment Agreement to the Company, an Employee will become a participant (a "Participant") with respect to that Offering and each subsequent Offering, unless the Employee delivers a withdrawal notice to the Company pursuant to Section 11 of this Plan. The Enrollment Agreement will permit the Employee to elect to have deductions made from his or her pay to purchase Shares under this Plan. Participation in one Offering under this Plan will neither limit, nor require, participation in any other Offering. Payroll deductions for a Participant will commence on the Offering Date of the particular Offering and will end on the Exercise Date of the Offering. At the termination of each Offering, the Company will automatically re-enroll the Employee in the next Offering, and the balance in the Employee's Account will be used for Option exercises in the new Offering, unless the Employee has advised the Company otherwise or Participant has exceeded the withholding rate specified in Section 3(b)(ii), in which case the balance will be refunded to the Employee. Upon termination of this Plan, the balance of each Employee's Account will be returned to him or her.

         6. PAYROLL DEDUCTIONS. As set forth on the Enrollment Agreement, the Participant will elect to have deductions made from his or her pay on each payday during the Offering at the rate in whole percentages from 1% to 15% of such Participant's Compensation. All payroll deductions made for a Participant will be credited to his or her Account. A Participant may not make any separate cash payments into his or her Account. A Participant may discontinue his or her participation by withdrawing from an Offering as provided in Section 11. Payroll deductions may be increased by a Participant only for a subsequent Offering by providing written notice to the Company in the manner specified by the Committee by the Enrollment Date for such Offering. Payroll deductions may be decreased upon the Participant's written notice to the Company in the manner specified by the Company and will be effective as of the first payroll period for which it is administratively practical to put the decrease into effect.

         7. GRANTING OF OPTION. On the Offering Date of each Offering, a Participant will be granted an Option for as many full Shares as he or she will be able to purchase with the payroll deductions credited to his or her Account during that particular Offering (an "Option"). The purchase price per Share will be the lesser of (i) 85% of the Fair Market Value of a Share on the Offering Date, or (ii) 85% of the Fair Market Value of a Share on the Exercise Date of the Offering (the "Option Price").

         8. EXERCISE OF OPTION. Unless a Participant withdraws from an Offering pursuant to Section 11 of this Plan, the Option granted to the Participant on the Offering Date will be deemed to be exercised on the Exercise Date of that Offering and he or she will be deemed to have purchased from the Company such number of whole Shares (plus any fractional interest in a Share) reserved for the purpose of this Plan as the accumulated payroll deductions credited to his or her Account on such date will pay for at the applicable Option Price. Fractional Shares will be carried forward in a Participant's ESPP Broker Account until they equal a whole Share or until termination of such Participant's participation in the Plan, in which event an amount in cash equal to the value of such fractional interest will be paid to the Participant in cash.

         9. EMPLOYEE'S RIGHTS AS A STOCKHOLDER AND EMPLOYEE. No Employee will have any rights as a stockholder of the Company until Shares have been purchased in accordance with the terms and conditions of this Plan and it is agreed and understood that nothing in this Plan is intended to grant to any Employee any right to continued employment by the Company.

         10. EVIDENCE OF STOCK OWNERSHIP.

                  (a) Promptly following the end of each Offering, the number of Shares purchased by each Participant will be deposited into an account established in the Participant's name at a stock brokerage or other financial services firm designated by the Company in its sole discretion (the "ESPP Broker Account"). The monthly fees for the ESPP Broker Account will be paid by the Company. Any broker fees relating to the sale of Shares by a Participant or transfer fees relating to the transfer of the Shares to a brokerage account by a Participant shall be the responsibility of the Participant.

                  (b) The Participant may direct, by written notice to the Company at any time, that his or her ESPP Broker Account be established in the names of the Participant and one other person designated by the Participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

                  (c) A Participant may undertake the disposition, as that term is defined in Section 424(c) of the Code (a "Disposition"), of the Shares in his or her ESPP Broker Account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of a Disposition of the Shares, the Shares must remain in the Participant's ESPP Broker Account until the Holding Period has been satisfied. With respect to Shares for which the Holding Period has been satisfied, the Participant may move those Shares to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. If a stock certificate is issued, an amount in cash equal to the value of a fractional Share in such Participant's account will be paid to such Participant in cash.

                  (d) A Participant who is not subject to payment of U.S. income taxes may move his or her Shares to another brokerage account of his or her choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Holding Period. If a stock certificate is issued, an amount in cash equal to the value of a fractional Share in such Participant's account will be paid to such Participant in cash.

         11.   WITHDRAWAL.

                  (a) An Employee may withdraw from an Offering, in whole but not in part, at any time at least 10 days prior to the Exercise Date of such Offering by delivering a written withdrawal notice to the Company, in which event the Company will refund the entire balance of his accumulated payroll deductions credited to his or her Account and no further payroll deductions will be made from his or her pay, except in accordance with the terms and conditions of a new Enrollment Agreement subsequently executed by the Employee (each, a "Withdrawal").

                  (b) To re-enter this Plan, an Employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 5. The Employee's re-entry into this Plan will not become effective before the beginning of the next Offering following the Withdrawal, and if the withdrawing Employee is an "officer" of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 he or she may not re-enter this Plan before the beginning of the second Offering following his or her Withdrawal.

                  (c) A Participant's Withdrawal will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

                  (d) Withdrawal shall be deemed to occur with respect to a Participant upon the occurrence of any of the following:


                      (i) VOLUNTARY DISCONTINUANCE While Employed. A Participant's withdrawal pursuant to Section 11(a).

                      (ii) TERMINATION OF EMPLOYMENT. Unless employment has terminated due to Retirement, Disability or death, a Participant will be deemed to have discontinued participation on the first day of the Offering in which termination of employment occurs and amounts withheld from compensation during the Offering will be refunded without election by the Participant.

                      (iii) RETIREMENT OR DISABILITY. In the event a Participant's employment terminates as a result of Retirement or Participant's Disability during the first three months of an Offering, the Participant will be deemed to have discontinued participation on the first day of the Offering in which Retirement or Participant's Disability occurs and amounts withheld from

Compensation during the Offering will be refunded. If Retirement or Participant's Disability occurs during the last three months of the Offering, the Participant will continue to participate through the balance of the Offering in which Retirement or Participant's Disability occurs (without further withholding) unless he or she elects otherwise by providing written notice to the Company in the manner specified by the Committee prior to the Exercise Date in that Offering.

                    (iv) DEATH. In the event the employment of the Participant by the Company or an Affiliated Company terminates as a result of the Participant's death, the Participant will be deemed to participate (without further withholding) through the balance of the Offering in which death occurs, unless the executor elects a voluntary discontinuance at least 10 days prior to the Exercise Date in that Offering.

                    (v) LEVY OR ATTACHMENT. The filing with or levying upon the Company or the custodian of any judgment, attachment, garnishee, or other Court order affecting the Participant's Account under this Plan will terminate his or her participation during the time such order remains in effect, with respect to the account.

                    (vi) PLAN TERMINATION/ EXPIRATION. The termination of this Plan by the Company prior to its expiration or its expiration upon allocation of all available shares will terminate his or her participation.

                  (e) A Participant's employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliated Company. A Participant who has elected participation under the Plan who is absent from work with the Company or with an Affiliated Company because of temporary disability (any disability other than a permanent and total Disability) or who is on leave of absence for a period of less than 90 days shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated employment with the Company or with an Affiliated Company. In the case of a leave of absence which is longer than 90 days, a Participant will not be deemed to have terminated employment until the later of the 91st day of such leave or, if later, such date as the Participant's reemployment rights are not protected by contract or law.

                  (f) Upon a Withdrawal from this Plan by a Participant, all withheld amounts in the Account which are attributable to such Participant shall be transferred to such Participant within thirty (30) days of such Withdrawal, except to the extent such withheld amounts are applied to the exercise of an Option as provided above. In no event shall any amounts be withheld from a Participant's Compensation for allocation to such Participant's Account after the date such Participant's employment by the Company or an Affiliated Company shall cease.

                  (g) In no event may any Participant's Withdrawal from this Plan be in respect to a portion rather than all of such Participant's Account on such date.

         12. INTEREST. No interest will be paid or allowed on any moneys credited to a Participant's Account.

         13. NUMBER OF SHARES OFFERED. The aggregate number of Shares available for grant as Options pursuant to this Plan and the Ceres Group, Inc. 2000 Agent Stock Purchase Plan is 1,000,000, subject to adjustment as set forth in Section
14. The Committee may, in its sole discretion, specify and limit the total number of Shares offered to all Participants in any specific Offering. Shares granted pursuant to this Plan may either be authorized but unissued Shares, Shares now or hereafter held in the treasury of the Company or Shares purchased on the open market. If the total number of Shares for which Options are to be granted on any date in accordance with Section 7 exceeds the number of Shares then available under this Plan, the Company will make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as will be practicable and as it will determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor will be reduced accordingly and the Company will give written notice of such reduction to each Participant affected thereby.

         14.      ADJUSTMENT OF SHARES.

                  (a) If at any time while this Plan is in effect, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event appropriate adjustment will be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company's issued and outstanding Shares will continue to be subject to this Plan.

                  (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

                  (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan will not affect in any manner the right or power of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, lease, exchange, transfer, assignment or other disposition of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         15.      TRANSFERABILITY OF RIGHTS UNDER PLAN.

                  (a) Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of an Option or the receipt of Shares or other "derivative security" (as that term is used in Rule 16b-3) under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with
Section 11. An Option may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

                  (b) Participants in the Plan who wish to avail themselves of the favorable tax benefits of Code Section 423 may not transfer or otherwise dispose of Shares acquired by them or on their behalf under this Plan (other than in the case of Participant's death) until the Holding Period has been satisfied. In the case of any person subject to Section 16 of the Securities Exchange Act of 1934, Shares purchased under this Plan must be held for six months from the Exercise Date in order for the Participant to obtain the benefit of Rule 16b-3.

                  (c) Each Employee who receives Shares pursuant to this Plan agrees, by electing to participate, to notify the Company, in writing, immediately before such Participant makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an Option under this Plan. A "Disqualifying Disposition" is any disposition (including any sale) of such Shares before the Holding Period has been satisfied. If the Participant has died before such Shares are sold, the Holding Period requirements do not apply and no Disqualifying Disposition can occur thereafter.

         16. ISSUANCE OF SHARES. Notwithstanding any other provision of this Plan, the Company's obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such federal or state securities or other law or regulation including, but not limited to, the following:

                  (a) a representation and warranty by the Participant to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         17.      ADMINISTRATION OF THIS PLAN.

                  (a) This Plan will be administered by the Committee, which will consist of not less than two Directors, each of whom will be a "disinterested person" within the meaning of

Rule 16b-3. The Committee will have all of the powers of the Board with respect to this Plan. The Board may change the membership of the Committee at any time and fill any vacancy occurring in the membership of the Committee by appointment.

                  (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee's determinations and its interpretation and construction of any provision of this Plan will be final and conclusive.

                  (c) Any and all decisions or determinations of the Committee will be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written consent of the members of the Committee.

         18.      INTERPRETATION.

                  (a) This Plan will be administered and interpreted so that this Plan will qualify as an "employee stock purchase plan" under Section 423 of the Code. If any provision of this Plan should be held invalid for purposes of an "employee stock purchase plan"or illegal for any reason, such determination will not affect the remaining provisions hereof, but instead this Plan will be construed and enforced as if such provision had never been included in this Plan.

                  (b) This Plan will be governed by the laws of the State of Delaware.

                  (c) Headings contained in this Plan are for convenience only and will in no manner be construed as part of this Plan.

                  (d) Any reference to the masculine, feminine, or neuter gender will be a reference to such other gender as is appropriate.

         19. AMENDMENT AND DISCONTINUATION OF THIS PLAN. Either the Board or the Committee may from time to time amend or terminate this Plan or any Option; provided, however, that no such amendment may, without approval by the stockholders of the Company, (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the number of securities which may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan; and provided further, that no amendment or suspension of this Plan or any Option issued hereunder will substantially impair any Option previously granted to any Participant without the consent of such Participant.

         20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan will be deemed to have been duly given when received by the Committee or when received in the form specified by the Committee at the location, or by the person designated by the Company for receipt thereof.

         21. EFFECTIVE DATE AND TERMINATION DATE. This Plan will be effective upon the Effective Date and will terminate on the earliest of the following dates:

                  (a) the date the Board terminates this Plan;

                  (b) the date when all Shares reserved for issuance under this Plan have been purchased; or

                  (c) the date of the earlier occurrence of any of the following events:



                    (i) any transaction (which will include a series of transactions occurring within sixty days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                    (ii) approval by the stockholders of the Company of a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company will not survive and, if any entity will result from the participation of the Company in such merger, consolidation, reorganization, liquidation or dissolution, the stockholders of the Company immediately before approval of such plan will not own at least 51% of the voting stock of the entity or entities that result immediately following such transaction(unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                    (iii) approval by the stockholders of the Company of a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company to an entity or entities in which the stockholders of the Company immediately before approval of such sale, lease, exchange, transfer, assignment or other disposition will not own at least 51% of the voting stock of such entity or entities immediately following such transaction (unless such plan is subsequently abandoned).

Prior to the termination of this Plan, the Company may permit a Participant to exercise the Option to purchase Shares for as many full Shares as the balance of his or her Account will allow at the Option Price. If the Participant elects to purchase Shares, the remaining balance of his or her Account will be refunded to him or her after such purchase. Notwithstanding the foregoing, upon the occurrence of an event described under Section 21(c) hereof, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive on the Exercise Date upon exercise of such Option for each share as to which such Option would otherwise be exercised if this Plan was not terminated, as nearly as reasonably as determined, the cash, securities and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 21 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

         22. STOCKHOLDER APPROVAL.

         This Plan is subject to approval by the holders of Shares (and the holders of any other class of stock to the extent required by agreement or Code
Section 423) within 12 months before or after the date of adoption of this Plan by the Board. This Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

         23.      MISCELLANEOUS.

                  (a) LEGAL AND OTHER REQUIREMENTS. The obligations of the Company to sell and deliver the Shares under this Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not limited to, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. In addition, no federal or state agency has made any finding or determination as to the fairness for public or private investment in, nor any recommendation or endorsement of, the Options or the Shares. Certificates for Shares issued hereunder may be legended as the Board shall deem appropriate.


                  (b) APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Shares pursuant to the Options will be used for general corporate purposes.

                  (c) WITHHOLDING TAXES. Upon a Disqualifying Disposition, within the meaning of Section 15(c), of any Shares received pursuant to the exercise of any Option under this Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local requirements as to the income tax withholding and employee contributions to employment taxes or, alternatively, in the Board's sole discretion, the Company may withhold all such amounts from other cash compensation then being paid to the Participant by the Company.

                  (d) RIGHT TO TERMINATE EMPLOYMENT. Nothing in this Plan or any agreement entered into pursuant to this Plan shall confer upon any Employee or other optionee the right to continue in the employment of the Company or any Affiliated Company or affect any right which the Company or any Affiliated Company may have to terminate the employment of such Employee or other optionee.



                                       *

                                  DETACH CARD

                               CERES GROUP, INC.

                   PROXY SOLICITED ON BEHALF OF THE BOARD OF
                    DIRECTORS FOR THE 2000 ANNUAL MEETING OF
                           STOCKHOLDERS ON JUNE 27, 2000.

         The undersigned hereby constitutes and appoints Charles E. Miller, Jr. and Glen A. Laffoon, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the 2000 Annual Meeting of Stockholders of Ceres Group, Inc. to be held at 17800 Royalton Road, Cleveland, Ohio 44136 on Tuesday, June 27, 2000, at 10:00 a.m., local time, and at any adjournments thereof, on all matters coming before said meeting.

          THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1
           AND "FOR" EACH OF PROPOSALS 2, 3, 4 AND 5.

1. Directors: Andrew A. Boemi; Michael A. Cavataio; Bradley E. Cooper; Susan S. Fleming; Rodney L. Hale; Peter W. Nauert; William J. Ruh; Robert A. Spass; and Mark H. Tabak.

    FOR  /   /     WITHHELD   /  /
    FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S): /   /

    ---------------------------------------------------------------------

2. Approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock.

    FOR /   /     AGAINST /   /    ABSTAIN /    /

3. Approval of an amendment to our 1998 Key Employee Share Incentive Plan to increase the number of shares of our common stock available for issuance under the plan.

    FOR /   /     AGAINST /   /    ABSTAIN /    /

4.       Approval of the Ceres Group, Inc. 2000 Employee Stock Purchase Plan.

    FOR /   /     AGAINST /   /    ABSTAIN /    /

5. Ratification of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2000.

    FOR /   /     AGAINST /   /    ABSTAIN /    /
                             SEE REVERSE SIDE

                                  DETACH CARD

--------------------------------------------------------------------------------

PROXY NO.                                                                SHARES

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                    Dated ________________, 2000

                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    Title

                                                    NOTE: Please sign as name
                                                    appears hereon. Joint owners
                                                    should each sign. When
                                                    signing as attorney,
                                                    executor, administrator,
                                                    trustee or guardian, please
                                                    give full title as such.





                                       2